                                                                     EXHIBIT 3.2

                        PUBLIC COMPANY LIMITED BY SHARES





                                 BIOPROGRESS PLC




                  ---------------------------------------------



                            MEMORANDUM OF ASSOCIATION


                  ---------------------------------------------









                                 [DECHERT LOGO]
                        2 Serjeants' Inn, London EC4Y 1LT
                      Tel: 020 7583 5353 Fax: 020 7353 3683

                        THE COMPANIES ACTS 1985 AND 1989

                      ------------------------------------
                        PUBLIC COMPANY LIMITED BY SHARES
                      ------------------------------------


                            MEMORANDUM OF ASSOCIATION

                                       OF

                                 BIOPROGRESS PLC

--------------------------------------------------------------------------------

1.             The name of the Company is "BIOPROGRESS PLC".
2.             The Company is to be a public company.
3.             The registered office of the Company will be situate in England.
4.             The objects for which the Company is established are:-
4.1 to carry on all or any of the businesses of a holding and investment company and for that purpose to acquire by purchase, lease, concession, grant, subscription, licence or otherwise and hold for the purpose of investment any freehold, leasehold or other property for any estate or interest whatsoever, stocks, shares, debentures, debenture stock, businesses, options, rights, privileges, bonds, notes, obligations and securities of any government, state or authority or any public or private company, corporate or unincorporate as the Company shall deem fit and generally to manage, develop, lease, sell or dispose of the same and to vary any of the investments of the Company, to act as trustees of any deeds constituting or securing any debentures, debenture stock or other securities or obligations;
4.2 to carry on any other trade or business whatever which may seem to the Company capable of being carried on conveniently or advantageously in connection with or ancillary to any of the above objects;
4.3 to vary the investments of the Company and invest the moneys of the Company not immediately required in such property or securities and in such manner as may from time to time be determined;

4.4 to purchase or by any other means acquire any property for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, works, structures, roads, plant, machinery, vessels, tools or equipment and any real or personal property or rights whatsoever therein which may be necessary for, or may be conveniently used with, or may enhance the value of, any other property of the Company;
4.5 to erect, construct, maintain, alter, enlarge, pull down and remove or replace any buildings, works, roads, or other structures;
4.6 to purchase or otherwise acquire, take over, and undertake the whole or any part of the business and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm, or company, or to acquire an interest in, amalgamate with, or enter into investment projects or arrangements for co-operation or mutual assistance with any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares or other securities and to hold and retain, or sell, mortgage and deal with, any shares or other securities so received;
4.7 to apply for, register, purchase or by other means acquire and protect, prolong, and renew, whether in the United Kingdom or elsewhere, any patents, patent rights, licences, trade marks, designs, protections, and concessions, and to use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon and testing and in improving or seeking to improve any patents, inventions, or rights which the Company may acquire or propose to acquire;
4.8 to exercise, improve, manage, cultivate, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant rights and privileges in respect of or enforce all or any part of the property and rights of the Company;
4.9 to give credit to or to become surety or guarantor for any person or company, and to give all descriptions of guarantees and indemnities and, either with or without the Company receiving any consideration, to guarantee or otherwise secure (with or without a mortgage or charge on all or any part of the undertaking, property and assets, present and future, and the uncalled capital of the Company) the performance of the obligations, and the payment of the capital or principal of, and dividends or interest on, any stocks, shares, debentures, debenture stock, notes, bonds or other securities, of any person, authority (whether supreme, local, municipal or otherwise) or company, including (without prejudice to the generality of the foregoing) any company which is for the time being the Company's holding company or a subsidiary undertaking of the Company's holding company or of the Company or any other company associated with the Company in business; the expressions "holding company" and "subsidiary undertaking" shall, when used in this Memorandum of Association have the same meanings as in the Companies Act 1985;
4.10 to advance, deposit or lend money, securities and property to or with such persons or companies on such terms with or without security upon such property, rights and assets as may seem expedient, to undertake the provision of hire purchase and credit sale finance and to act as factors;
4.11 to borrow or raise money in such manner as the Company shall think fit, and in particular by the issue of debentures or debenture stock, and to secure the repayment of any money borrowed, raised, or owing, by mortgage, charge, or lien, upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake;
4.12 to draw, make, accept, endorse, discount, execute, and issue promissory notes, bills of exchange, bills of lading, warrants, and other negotiable, transferable or mercantile instruments;
4.13 to apply for, promote, and obtain any Act of Parliament or any consent or licence of any governmental, municipal or other authority for enabling the Company to carry any of its objects into effect, or for any purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests;

4.14 to enter into any arrangements with any governments or authorities or any companies, firms, or persons that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such government, authority, company, firm or person any charters, contracts, decrees, rights, privileges, and concessions and to carry out, exercise, and comply with any such charters, contracts, decrees, rights, privileges and concessions;
4.15 to act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts, and also to act in any of the businesses of the Company through or by means of agents, brokers, sub-contractors, or others;
4.16 to remunerate any person, firm or company rendering services to the Company, either by cash payment or by the allotment to him or them of shares or securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient;
4.17 to support and subscribe to any charitable or public object, and any institution, society, or club which may be for the benefit of the Company or its officers or employees, or the officers or employees of any subsidiary undertaking or associated company or which may be connected with any town or other place where the Company holds investments; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid for any persons who are or have been officers of, or who are or have been employed by, or are serving or have served, the Company, and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance; and to set up, establish, support and maintain superannuation and other funds or schemes for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants;
4.18 to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund and to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability;
4.19 to promote any other company for the purpose of acquiring the whole or any part of the business or property and undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid;
4.20 subject to Clause 4.1 hereof to sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or other securities of any other company;
4.21 to distribute among the members of the Company in kind any property of the Company, and in particular any shares, debentures, or securities of other companies belonging to the Company or of which the Company may have the power of disposing;
4.22 to pay all or any expenses incurred in connection with the promotion, formation, and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscriptions of any shares, debentures, debenture stock or other securities of the Company;
4.23 to procure the Company to be registered or recognised in any part of the world;
4.24 to do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

               It is hereby expressly declared that the objects specified in each sub-clause of this clause shall be regarded as independent objects and accordingly shall be in no way limited or restricted (except when otherwise expressed in such sub-clause) by reference to or inference from the terms of any other sub-clause, or the name of the Company, and none of the sub-clauses shall be deemed merely subsidiary or auxillary to the objects mentioned in the first sub-clause but may be carried out and construed in as wide a sense as if each of the said sub-clauses defined the objects of a separate and distinct company.
5.             The liability of the members is limited.
6. The share capital of the Company is (pound)1,000,850 divided into 100,000,000 Ordinary Shares of 1p each, 80,000 4 per cent. convertible redeemable non-voting preference shares of 0.5p each and 90,000 4 per cent. redeemable non-voting preference shares of 0.5p each and with power to increase the capital and to consolidate and sub-divide the same. The shares in the original or increased capital may be divided into several classes and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividends, capital, redemption, voting or otherwise.

WE, the several persons whose names and addresses are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

--------------------------------------------------------------------------------

NAMES AND ADDRESSES OF SUBSCRIBERS                     Number of Ordinary Shares
                                                       taken by each Subscriber

1.       /s/ Barry John Muncaster                      One



2.       /s/ Robert Graham Mason Hind                  One



--------------------------------------------------------------------------------

                                                             --------------
                                     Total Shares taken      Two
                                                             --------------
--------------------------------------------------------------------------------


DATED this 12th  day of December, 2002

WITNESS to the above Signatures:-

/s/ Elizabeth Edwards

                        The Companies Acts 1985 and 1989


                             ARTICLES OF ASSOCIATION

                                       OF

                                 BIOPROGRESS PLC


                        Incorporated 13th December 2002
                            Company Number: 4617139






        -----------------------------------------------------------------

                             ARTICLES OF ASSOCIATION

                        PUBLIC COMPANY LIMITED BY SHARES

        -----------------------------------------------------------------

                                 [DECHERT LOGO]
                        2 Serjeants' Inn, London EC4Y 1LT
                      Tel: 020 7583 5353 Fax: 020 7353 3683

                                      INDEX


                                                                    ARTICLE NO
                                                                    ----------
PRELIMINARY

Table A                                                                      1
Interpretation                                                               2

SHARE CAPITAL

Ordinary shares                                                              3
Convertible Preference shares                                               3A
Redeemable Preference shares                                                3B
Variation of class rights                                                    4
"Non-voting" and "limited voting" shares                                     5

ALTERATION OF SHARE CAPITAL

Increase, consolidation, cancellation and sub-division                       6
Fractions                                                                    7
Reduction of capital                                                         8
Purchase of own shares                                                       9

SHARES

Trusts not recognised                                                       10
Power to attach rights and issue redeemable shares                          11
Allotment                                                                   12
Commissions                                                                 13
Renunciation                                                                14

SHARE CERTIFICATES

Right to share certificates                                                 15
Replacement certificates                                                    16

CALLS ON SHARES

Calls                                                                       17
Interest on calls                                                           18
Amounts treated as calls                                                    19
Power to differentiate                                                      20
Payment in advance                                                          21

FORFEITURE AND LIEN

Notice if call not paid                                                     22

                                                                    ARTICLE NO
                                                                    ----------

Forfeiture for non-compliance and notice after forfeiture                   23
Disposal of forfeited shares                                                24
Arrears to be paid notwithstanding forfeiture                               25
Extinction of rights                                                        26
Lien on shares not fully paid                                               27
Enforcement of lien                                                         28
Proceeds of sale                                                            29
Disposal of shares                                                          30

TRANSFER OF SHARES

Form of transfer                                                            31
Suspension of registration of transfers                                     32
Refusal of registration of transfers                                        33
Retention of instruments of transfer                                        34
Fees on registration                                                        35

TRANSMISSION OF SHARES

Death                                                                       36
Election                                                                    37
Rights on death or bankruptcy                                               38

SHARE WARRANTS                                                              39

GENERAL MEETINGS

Annual general meeting                                                      40
Convening an extraordinary general meeting                                  41
Notice of general meetings                                                  42
Special business                                                            43

PROCEEDINGS AT GENERAL MEETINGS

Chairman                                                                    44
Quorum                                                                      45
Procedure if quorum not present                                             46
Power to adjourn                                                            47
Business at adjourned meeting                                               48
Notice of adjourned meeting                                                 49
Accommodation of members at meeting                                         50
Amendment to resolutions                                                    51
Method of voting                                                            52
Procedure on a poll                                                         53
Casting vote                                                                54
Votes of members                                                            55
Restriction on voting rights                                                56
Notice under section 212                                                    57

                                                                    ARTICLE NO
                                                                    ----------

Admissibility of votes and errors in voting                                 58
Voting by proxy                                                             59
Deposit of proxy                                                            60
Body corporate acting by representatives                                    61
Members' written resolutions                                                62
Class meetings                                                              63

DIRECTORS

Number of directors                                                         64
No share qualification                                                      65

DIRECTORS' REMUNERATION AND EXPENSES

Directors' fees                                                             66
Remuneration of executive director                                          67
Expenses                                                                    68

DIRECTORS' INTERESTS

Directors' pensions and other benefits                                      69
Power to purchase insurance                                                 70
Directors' interests in offices/arrangements                                71
Exercise of voting power                                                    72

EXECUTIVE DIRECTORS

Appointment of executive directors                                          73
Powers of executive directors                                               74

APPOINTMENT AND RETIREMENT OF DIRECTORS

No retirement by reason of age                                              75
Vacation of office by Director                                              76
Retirement by rotation                                                      77
Directors to retire                                                         78
Deemed re-election                                                          79
Position of retiring Director                                               80
Appointment of two or more Directors                                        81
Eligibility of new Directors                                                82
Removal by company                                                          83
Power of the company to appoint Directors                                   84
Power to the directors to appoint Directors                                 85

ALTERNATE DIRECTORS                                                         86

ASSOCIATE DIRECTORS                                                         87

                                                                    ARTICLE NO
                                                                    ----------
MEETINGS AND PROCEEDINGS OF DIRECTORS

Meetings of Directors                                                       88
Quorum                                                                      89
Voting                                                                      90
Limitations on voting of interested Directors                               91
Powers of directors if below minimum number                                 92
Chairman                                                                    93
Resolutions in writing                                                      94
Participation by telephone                                                  95
Delegation to committees                                                    96
Proceedings of committees                                                   97
Validity of proceedings of directors and committees                         98

BORROWING POWERS                                                            99

POWERS OF DIRECTORS

General powers of Directors                                                100
Local management                                                           101
Power of attorney                                                          102

SECRETARY                                                                  103

SEAL AND EXECUTION OF DEEDS                                                104

AUTHENTICATION OF DOCUMENTS                                                105

RESERVES                                                                   106

DIVIDENDS

Declaration of dividends                                                   107
Fixed and interim dividends                                                108
Interim dividends                                                          109
Entitlement to dividends                                                   110
Profits available for distribution                                         111
Dividends bear no interest                                                 112
Calls or debts may be deducted from dividends                              113
Retention of dividend                                                      114
Withholding of dividend on transmission                                    115
Waiver of dividend                                                         116
Unclaimed dividends                                                        117
Uncashed dividends                                                         118
Payment of dividends in specie                                             119
Method of payment of dividends                                             120
Receipt of dividends                                                       121
Record date for dividends                                                  122

                                                                    ARTICLE NO
                                                                    ----------


CAPITALISATION OF PROFITS AND RESERVES                                     123

PAYMENT OF SCRIP DIVIDENDS                                                 124

ACCOUNTS                                                                   125

AUDITORS                                                                   126

NOTICES

Service of notice on members                                               127
Notice in case of death or bankruptcy or mental disorder                   128
Notice by advertisement                                                    129
Notice binding on transferees etc                                          130

UNTRACED SHAREHOLDERS                                                      131

MINUTES                                                                    132

WINDING UP                                                                 133

DESTRUCTION OF DOCUMENTS                                                   134

INDEMNITY                                                                  135

The Companies Acts 1985 and 1989

--------------------------------

PUBLIC COMPANY LIMITED BY SHARES
--------------------------------

ARTICLES OF ASSOCIATION
OF
BIOPROGRESS PLC

--------------------------------------------------------------------------------

                                  PRELIMINARY

1         TABLE A

          Neither the Regulations contained in Table A in the Companies (Tables A to F) Regulations 1985 or in any Table A applicable to the company under any former enactment relating to companies nor regulations set out in any statute, statutory instrument or other subordinate legislation made under any statute concerning companies shall apply to the company.

2         INTERPRETATION

          In these Articles (if not inconsistent with the subject or context) the words and expressions set out below shall bear the following respective meanings:-

          "ACT" means the Companies Act 1985 as amended by the Companies Act
          1989;

          "ARTICLES" means these articles of association as from time to time altered by special resolution;

          "AUDITORS" means the auditors of the company for the time being;

          "CLEAR DAYS" means that period, in relation to a period of notice, excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

          "CONVERTIBLE PREFERENCE SHARES" means the 4 per cent. convertible redeemable non-voting preference shares of 0.5p each in the capital of the Company from time to time in issue, the rights and restrictions in respect of which are set out in Article 3A;

          "DIRECTOR" means a director of the company from time to time;

          "DIRECTORS" means the directors from time to time of the company or the directors present or deemed to be present at a duly convened meeting of the directors at which a quorum is present;

          "IN WRITING" and "WRITTEN" means written or reproduced by any substitute for writing or partly one and partly another;

          "INTEREST" means interest (calculated on a day to day basis and compounded with quarterly rests) of 2 per cent. above the base lending rate of Barclays Bank plc from time to time;

          "LONDON STOCK EXCHANGE" means London Stock Exchange plc;

          "MEMBER" means a member of the company or a member of a committee of the Directors as the context requires;

          "MONTH" means calendar month;

          "OFFICE" means the registered office of the company for the time being;

          "PAID" means paid or credited as paid;

          "RECOGNISED INVESTMENT EXCHANGE" an investment exchange as defined by section 285 of the Financial Services and Markets Act 2000;

          "REDEEMABLE PREFERENCE SHARES" means the 4 per cent. redeemable non-voting preference shares of 0.5p each in the capital of the company from time to time in issue, the rights and restrictions in respect of which are set out in Article 3B;

          "REGISTER" means the register of members of the company kept pursuant to section 352 of the Act;

          "SEAL" means the common seal of the company;

          "SECRETARY" means the secretary of the company for the time being or any other person appointed to perform the duties of the secretary of the company, including a joint, assistant or deputy secretary;

          "SECURITIES SEAL" means an official seal kept by the company by virtue of section 40 of the Act;

          "STATUTES" means the Act and every other act, order, regulation or other subordinate legislation made pursuant thereto for the time being in force concerning or affecting companies and affecting the company;

          "STOCK EXCHANGE NOMINEE COMPANY" a company formed by a member of the London Stock Exchange solely to hold assets as a nominee for others regulated by the rules of the London Stock Exchange;

          "TRANSFER OFFICE" means the place where the Register is situate for the time being;

          "UK LISTING AUTHORITY" the Financial Services Authority acting in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000;

          "UNITED KINGDOM" means Great Britain and Northern Ireland; and

          "YEAR" means calendar year.

          Words importing the masculine gender include the feminine gender. Words importing persons include bodies corporate and unincorporated associations. Words importing the singular shall, where the context so permits, include a reference to the plural and vice versa.

          Subject as aforesaid any words or expressions defined in the Act shall (if not inconsistent with the subject or context) bear the same meaning in these Articles.

          Reference to any act, statute or statutory provision shall include any statutory modification, amendment or re-enactment thereof and every other act, order, regulation or other subordinate legislation made pursuant thereto from time to time in force.

          A special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles and a special resolution shall be effective for any purpose for which an extraordinary resolution is expressed to be required under any provision of these Articles.

          The headings are inserted for convenience only and shall not affect the construction of these Articles.


                                  SHARE CAPITAL

3         ORDINARY SHARES

          The authorised share capital of the company at the date of the adoption of these Articles is (pound)1,000,850 divided into 100,000,000 ordinary shares of 1p each, 80,000 4 per cent. convertible redeemable non-voting preference shares of 0.5p each and 90,000 4 per cent. redeemable non-voting preference shares of 0.5p each.

3A        CONVERTIBLE PREFERENCE SHARES

          The special rights and restrictions applicable to the Convertible Preference Shares are set out in this article 3A.

3A.1      DIVIDENDS AND INCOME

3A.1.1 The company shall, in priority to any payment of dividend to the holders of all other shares in the capital of the company, pay to the holders of the Convertible Preference Shares out of the profits available for distribution in respect of each financial year of the company to 31 March 2004 a fixed cumulative preferential dividend ("CONVERTIBLE PREFERENCE DIVIDEND") at the rate of 4 per cent. per annum on the nominal amount of each Convertible Preference Share together with any premium from time to time paid up thereon together with a certificate for any related tax credit.

3A.1.2 The Convertible Preference Dividend shall accrue on a daily basis from the day on which each Convertible Preference Share is issued and shall be payable quarterly in arrear in 4 equal instalments on 31 March, 30 June, 30 September and 31 December (or, if any such relevant date is a Saturday, Sunday or public holiday in England on the first subsequent business day) in every year (each individually the "DIVIDEND DATE").

3A.1.3 The first Convertible Preference Dividend payment shall be made on 30 June 2003 in respect of the period from the date of issue to 31 March 2003.

3A.1.4 Unless the company is prohibited, whether by reason of any principle of law or otherwise, the Convertible Preference Dividend shall (notwithstanding any provision of these articles and, notwithstanding that there has not been any resolution of the directors or of the company in general meeting) be paid immediately on the relevant Dividend Date and if not then paid shall be a debt due by the company which shall bear Interest with effect from the relevant Dividend Date and shall be paid first as to such Interest and secondly as to such Convertible Preference Dividend as soon as the company is lawfully able to make such payment and no dividend shall be proposed, declared or paid on any other class of share in the capital of the company, nor any other return of capital made whether by redemption or otherwise, unless and until all arrears of the relevant Convertible Preference Dividend have been paid.

3A.1.5 The holders of the Convertible Preference Shares shall not be entitled to any further right of participation in the profits or income of the company.

3A.2      CAPITAL

          Subject to the provisions of these articles, on a return of capital on a winding up or otherwise (other than on conversion, redemption or purchase by the company of its own shares in accordance with these articles) the assets of the company available for distribution to its members shall be applied in paying to the holders of Convertible Preference Shares, in priority to any payment to the holders of all other shares in the capital of the company (other than any Further Preference Shares referred to in article 3A.8):-

3A.2.1 first, a sum equal to all arrears of the Convertible Preference Dividend calculated down to and including the date of the commencement of the winding up (in the case of winding up) or of the return of capital (in any other case); and

3A.2.2 secondly, a sum equal to the nominal amount together with any premium paid up on the Convertible Preference Shares.

3A.3      VOTING

3A.3.1 The holders of the Convertible Preference Shares shall have the right to receive notice of and attend all general meetings of the company but shall not have the right to speak or vote at a general meeting of the company.

3A.4      CONVERSION

3A.4.1 Subject to the following provisions of these articles, each holder of Convertible Preference Shares shall be entitled at the times and in the manner set out in this article 3A.4 to convert all or any of his Convertible Preference Shares into fully paid Ordinary Shares on the basis 1 Ordinary Share for every 1p in nominal amount of Convertible Preference Shares so converted and so in proportion for any greater or lesser nominal amount of Convertible Preference Shares (such rate as adjusted from time to time as provided in article 3A.4.14 being the "CONVERSION RATE").

3A.4.2 For the purposes of this article 32A.4 a "CONVERSION DATE" shall (except where articles 3A.4.13 or 3A.6.2 apply) be the date not being later than 31 December 2003 ("LAST CONVERSION DATE") 14 days (or such shorter period as may be agreed between the holder of any Convertible Preference Shares and the company) following the giving of a Conversion Notice by the holder of any Convertible Preference Shares at his option.

3A.4.3 The right to convert shall be exercisable on any Conversion Date by completing a notice in such form as may from time to time be prescribed by the Directors ("CONVERSION NOTICE") and delivering the same to the secretary from time to time of the company not less than 14 days and not more than 28 days before the Conversion Date (or where articles 3A.4.13 or 3A.6.2 apply during the relevant period specified in such article) (such period being called a "CONVERSION PERIOD") together with such other evidence (if any) as the Directors may reasonably require to prove the title and claim of a person exercising such right to convert (including an indemnity in respect of any lost or damaged share certificate). A Conversion Notice once given may not be withdrawn without the consent in writing of the company.

3A.4.4 Conversion of such Convertible Preference Shares as are due to be converted on any Conversion Date ("RELEVANT SHARES") shall be effected in accordance with the following provisions of this article 3A.4 or in such other manner as may be permitted from time to time by the Statutes.

3A.4.5 Subject to the Statutes and the provisions of these articles, the Directors may determine to effect the conversion by redeeming the Relevant Shares (or any of them) on any Conversion Date at par out of the profits of the company which would otherwise be available for distribution to the holders of any class of shares. The Convertible Preference Shares shall confer on the holders thereof the right and obligation (if the Convertible Preference Shares held by them respectively become Relevant Shares and the Directors redeem the same at par out of such profits) to subscribe for the appropriate number of Ordinary Shares at the applicable Conversion Rate and at such premium (if any) as shall represent the amount by which the redemption monies exceed the nominal amount of the Ordinary Shares to which the holder is so entitled. In any such case the Conversion Notice given by a holder of Relevant Shares shall be deemed irrevocably to authorise and instruct the Directors to apply the redemption monies payable to him in subscribing for such Ordinary Shares at such premium (if any).

3A.4.6 Subject to the Statutes and the provisions of these articles, the Directors may determine to effect the conversion by redeeming the Relevant Shares (or any of them) on any Conversion Date at par out of the proceeds of a fresh issue of Ordinary Shares. The Convertible Preference Shares shall confer on the holders thereof the right and obligation (if the Convertible Preference Shares held by them respectively become Relevant Shares and the Directors redeem the same at par out of the proceeds of a fresh issue of Ordinary Shares) to subscribe, and the holders shall be deemed irrevocably to authorise and instruct the secretary (or any other person appointed for the purpose by the Directors) to subscribe as agent on the holder's behalf, for the appropriate number of Ordinary Shares at the applicable Conversion Rate and at such premium (if any) as shall represent the amount by which the redemption monies exceed the nominal amount of the Ordinary Shares to which the holder is so entitled. In any such case the Conversion Notice given by a holder of Relevant Shares shall be deemed irrevocably to authorise and instruct the Directors to apply the redemption monies in payment to the holder or his agent as the case may be.

3A.4.7 The Directors may determine to effect conversion by means of consolidation and sub-division. In such case the requisite consolidation and sub-division shall be effected by consolidating into one share all the Relevant Shares at any Conversion Date held by the holder or joint holders and sub-dividing such consolidated share into such integral number of Ordinary Shares of such nominal amount as the holder of the relevant shares so consolidated is entitled on conversion by virtue of the Conversion Rate, fractions of Ordinary Shares being disregarded and the balance of such shares (including any fraction) shall be non-voting deferred shares of nominal amount equal to the excess of the nominal amount of the consolidated share over the nominal amount of the

          Ordinary Share capital including any fraction derived therefrom ("DEFERRED SHARES") having the rights set out in article 3A.4.8.

3A.4.8 The Deferred Shares arising as a result of a conversion effected by means of consolidation and sub-division as provided in article 3A.4.7 shall:-

3A.4.8.1 on a return of capital on winding up or otherwise entitle the holder only to the repayment of the amounts paid up on such shares after repayment of the capital paid up on the Ordinary Shares, the Convertible Preference Shares, the Redeemable Preference Shares and any other shares in the capital of the company and the payment of a further amount of (pound)10,000 on each Ordinary Share;

3A.4.8.2 not entitle the holder to the payment of any dividend or other distribution;

3A.4.8.3 not entitle the holder to receive notice of or attend or vote at any general meeting of the company.

3A.4.8.4 Conversion pursuant to article 3A.4.7 shall be deemed to confer irrevocable authority on the company at any time thereafter to appoint any person to execute on behalf of the holders of Deferred Shares a transfer thereof (and/or an agreement to transfer the same) to such person as the company may determine as custodian thereof and/or to purchase the same (in accordance with the provisions of the Statutes) in any such case for not more than 1p for all the Deferred Shares without obtaining the sanction of the holder or holders thereof and pending such transfer and/or purchase to retain the certificate for such Deferred Shares. The company may at its option at any time after the creation of any Deferred Shares redeem all of the Deferred Shares then in issue at a price not exceeding 1p for all the Deferred Shares redeemed, at any time upon giving the registered holders of such shares not less than 28 days' previous notice in writing of its intention so to do, fixing a time and place for the redemption and at the time and place so fixed such registered holders shall be bound to surrender to the company the certificates for the Deferred Shares in order that the same may be cancelled and the company shall pay the redemption monies to one of such registered holders to be selected by lot.

3A.4.9 Fractions of Ordinary Shares arising on conversion shall not be issued to the holders of the Relevant Shares otherwise entitled thereto but (if any such arrangement can be made) such fractions shall be aggregated and sold on behalf of such holders at the best price reasonably obtainable and the net proceeds of sale shall be distributed pro rata among such holders unless in respect of any holding of Relevant Shares the amount to be distributed would be less than(pound)3 in which case the amount shall not be distributed but shall be retained for the benefit of the company. For the purpose of implementing the provisions of this article 3A.4.9 the Directors may appoint some person to execute transfers or renunciations on behalf of persons otherwise entitled to any such fractions and generally may make all arrangements which appear to them necessary or appropriate for the settlement and disposal of fractional entitlements.

3A.4.10 On conversion (by whatever means) the Preference Dividend shall cease to accrue with effect from the applicable Conversion Date. The Ordinary Shares resulting from the conversion shall carry the right to receive all dividends and (unless any adjustment shall have been made pursuant to the provisions of article 3A.4.14 in respect thereof) other distributions declared, made or paid on the Ordinary Share capital of the company by reference to a record date falling on or after the applicable Conversion Date and shall otherwise rank pari passu in all respects with the Ordinary Shares then in issue and fully paid.

3A.4.11 Allotments of Ordinary Shares arising from conversion shall be effected within 14 days after the Conversion Date. Within 28 days after the Conversion Date, the company shall send to each holder of the Relevant Shares, by post at his own risk, free of charge, a definitive certificate for the appropriate number of fully paid Ordinary Shares (unless the Ordinary Shares are required to be held in uncertificated form) and a new certificate for any unconverted Preference Shares comprised in the certificates surrendered by him and, if appropriate, a cheque in respect of any fractions of shares sold. In the meantime transfers shall be certified against the register.

3A.4.12 If, immediately after any Conversion Date, 75 per cent. or more of the Convertible Preference Shares at any time issued shall have been converted, the company shall be entitled (subject to the Statutes) not later than 28 days after such Conversion Date (or any subsequent Conversion Date) to give to the holders of all of the unconverted Convertible Preference Shares not less than 28 days' nor more than 56 days' notice in writing to convert all of their Convertible Preference Shares into Ordinary Shares on the basis of the applicable Conversion Rate and upon the expiry of such notice the holders of the Convertible Preference Shares shall be treated as having exercised the right to convert in respect thereof and the provisions relating to conversion shall apply mutatis mutandis as if the date of expiry of the notice was the Conversion Date and such Convertible Preference Shares were Relevant Shares due to be converted on that Conversion Date.

3A.4.13 The company shall use reasonable endeavours to procure that the relevant Recognised Investment Exchange admits all the Ordinary Shares arising on conversion to trading on its markets upon or as soon as practicable after allotment.

3A.4.14 If, whilst any Convertible Preference Shares remain capable of being converted into Ordinary Shares:-

3A.4.14.1 the company shall make any issue of Ordinary Shares by way of capitalisation of profits or reserves (including any share premium account and capital redemption reserve) to holders of Ordinary Shares, then the Conversion Rate in respect of any subsequent conversion shall be adjusted by increasing the number of Ordinary Shares to be issued pro rata. If any doubt shall arise as to the adjustment, the certificate of the Auditors shall be conclusive and binding on all concerned. No adjustment shall be made in the event of an issue of shares by way of capitalisation of profits or reserves in lieu of cash dividends.

3A.4.14.2 the Ordinary Shares shall be consolidated or sub-divided, then the Conversion Rate in respect of any subsequent conversion shall be adjusted by increasing or reducing the number of Ordinary Shares to be issued pro rata and, if any doubt shall arise as to the adjustment, the certificate of the Auditors shall be conclusive and binding on all concerned.

3A.4.14.3 the company shall make any capital distribution to holders of Ordinary
          Shares, then the Conversion Rate in respect of any subsequent conversion shall be adjusted by increasing the number of Ordinary Shares to be issued by an amount determined to be appropriate by the Auditors whose certificate shall be conclusive and binding on all concerned. For the purposes of this article "CAPITAL DISTRIBUTION" means any dividend or other distribution of capital profits (whether realised or not) or capital reserves, or profit or reserves arising after the date of the passing of the resolution adopting this article 3A.4 from a distribution of capital profits (whether realised or not) or capital reserves by a subsidiary, except by means of a capitalisation issue not contravening article 3A.6.1 or any repayment of capital or purchase of the company's own shares (other than a redemption or purchase of redeemable shares in accordance with the terms of issue thereof or a purchase of the company's own shares out of profits available for distribution). For these purposes in so far as the relevant audited accounts do not distinguish between capital and revenue profits or reserves, the company shall be entitled to rely upon a written estimate by the Auditors as to the extent to which any part of any profit or reserve should be regarded as of a capital nature and, in any case where the company shall purchase its shares, the amount of the capital distribution per Ordinary Share shall be that amount which is the gross amount paid on such purchase divided by the number of Ordinary Shares remaining in issue following such purchase.

3A.5      REDEMPTION AND PURCHASE

3A.5.1 The company may, subject to the Statutes and article 3A.4, at any time and from time to time after the last Conversion Date, on giving to the holders of the Convertible Preference Shares at that date not less than 30 days' prior written notice of the date ("REDEMPTION DATE") when such redemption is to be effected, redeem all or any of the Convertible Preference Shares from time to time issued and outstanding and which have not by the Redemption Date been converted into Ordinary Shares pursuant to article 3A.4. In the case of a partial redemption under this article such redemption shall be pro rata to individual holdings of Convertible Preference Shares.

3A.5.2 There shall be paid on each Convertible Preference Share so redeemed a sum equal to US$4.88 in respect of such Convertible Preference Share.

3A.5.3 The Company shall, subject to the provisions of the Statutes, redeem on 31 March 2004 all of the Convertible Preference Shares (if any) in issue on that date and there shall be paid on each Convertible Preference Share so redeemed a sum equal to US$5.19 in respect of such Convertible Preference Share.

3A.5.4 If the company shall be unable in compliance with the Statutes to redeem all or any of the Convertible Preference Shares on the appropriate Redemption Date then the company shall redeem such number of the Convertible Preference Shares as may lawfully be redeemed at such time pro rata (disregarding any fractional entitlements) to the proportionate number of such Convertible Preference Shares held by each holder. The company shall redeem, as soon after such date or dates as it shall be lawfully permitted to do so, the remaining number of Convertible Preference Shares which would otherwise have fallen to be redeemed on such date in accordance with the provisions of this article save that the Convertible Preference Dividend thereon shall continue to accrue on a day to day basis until actual redemption.

3A.5.5 Any notice of redemption shall specify the particular Convertible Preference Shares to be redeemed, the Redemption Date and the place at which the certificates for such shares are to be presented for redemption and upon the Redemption Date each of the holders of the Convertible Preference Shares concerned shall be bound to deliver to the company at such place the certificates for the shares concerned in order that the same may be redeemed. Upon such delivery the company shall pay to such holder (or to his order) the amount due to him in respect of such redemption. If any certificate so delivered to the company includes any Preference Shares not redeemable on that occasion a fresh certificate for such shares shall be issued without charge to the holder delivering such certificate to the company.

3A.5.6 As from the Redemption Date the Convertible Preference Dividend shall cease to accrue on the Convertible Preference Shares due for redemption. Such shares shall be treated as having been redeemed, whether or not the certificates therefor shall have been delivered and the redemption monies paid. The redemption monies, if remaining unpaid, shall constitute a debt of the company, subject to all the provisions of these articles relating to monies payable on or in respect of a share.

3A.5.7 If any holder of any of the Convertible Preference Shares to be redeemed shall fail or refuse to deliver up the certificate or certificates held by him at the time and place fixed for the redemption of such shares or shall fail or refuse to accept payment of the redemption monies payable in respect thereof, the redemption monies payable to such holder shall be set aside and paid into a separate interest-bearing account with the company's bankers (designated for the benefit of such holder). Such setting aside shall be deemed for all purposes hereof to be a payment to such holder. All such holder's rights as a holder of the relevant Convertible Preference Shares shall cease and determine as from the Redemption Date and the company shall thereby be discharged from all obligations in respect thereof. The company shall not be responsible for the safe custody of the monies so placed on deposit or for interest thereon except such interest as the said monies may earn while on deposit less any expenses incurred by the company in connection therewith.

3A.5.8 The receipt of the registered holder from time to time of any Convertible Preference Shares or, in the case of joint registered holders, the receipt of any of them for the monies payable on redemption shall constitute an absolute discharge of the company in respect thereof.

3A.5.9 Subject to the Statutes, upon the redemption of any Convertible Preference Shares the Directors may, pursuant to the authority given by the adoption of this article, consolidate and/or sub-divide and/or convert the authorised Preference Share capital created as a consequence of such redemption into shares of any other class of share capital into which the authorised share capital of the company is or may at that time be divided of a like nominal amount (as nearly as may be) as the shares of such class then in issue or into unclassified shares of the same nominal amount as the Convertible Preference Shares.

3A.5.10 Subject to the provisions of the Statutes, the company shall be authorised at any time and from time to time to purchase all or any of the Convertible Preference Shares from time to time outstanding in the market or by tender (available to all holders of Convertible Preference Shares alike) or by private treaty, in each case at any price.

3A.6      OTHER PROVISIONS RELATING TO CONVERTIBLE PREFERENCE SHARES
          So long as any Convertible Preference Shares remain capable of being converted into Ordinary Shares then, save with such consent or sanction on the part of the holders of the Convertible Preference Shares as is required for a variation of the rights attached to such shares:-

3A.6.1    CAPITALISATION ISSUES
          no shares shall be allotted pursuant to a capitalisation of profits or reserves (including any share premium account and capital redemption reserve) except Ordinary Shares, credited as fully paid, to the holders of Ordinary Shares and upon any such allotment the Conversion Rate shall be adjusted as appropriate under article 3A.4.14.1 provided that no such allotment shall be made if, as a result thereof, the aggregate nominal amount of Ordinary Shares into which any Convertible Preference Shares may be converted will exceed the aggregate nominal amount of such Convertible Preference Shares;

3A.6.2    TAKEOVER
          if any offer is made to the holders of Ordinary Shares (or all such shareholders other than the offeror and/or any company controlled by the offeror and/or any persons acting in concert with the offeror) to acquire the whole or any part of the issued Ordinary Share capital of the company or if any person proposes a scheme with regard to such acquisition, and the company becomes aware that the right to cast more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the company has or will become vested in the offeror and/or such companies or persons the company shall give written notice thereof (which shall include notice of all or any prior adjustments to the Conversion Rate) to all holders of Convertible Preference Shares within 14 days of its becoming so aware and each such holder shall be entitled within the period of 42 days from the date of such notice to convert some or all of his Convertible Preference Shares into fully paid Ordinary Shares on the basis set out in article 3A.4 except that the Conversion Period shall be the said period of 42 days and the Conversion Date in respect of any particular Convertible Preference Shares shall be 14 days after the day on which a duly completed Conversion Notice shall be delivered to the secretary of the company from time to time. The Convertible Preference Dividend shall accrue down to the Conversion Date but shall cease to accrue thereafter. Subject as aforesaid the provisions as to conversion in article 3A.4 shall apply mutatis mutandis to such conversion. At the expiration of the said period of 42 days any outstanding Convertible Preference Shares in respect of which a duly completed Conversion Notice shall not have been received as set out above, shall cease to be capable of conversion pursuant to the provisions of this article 3A.6.2 but not otherwise;

3A.6.3    RIGHTS ISSUES
          if any offer or invitation by way of rights or otherwise (not being either an offer of shares by way of capitalisation of profits or reserves at the option of a holder of Ordinary Shares in lieu of cash dividends or an offer or invitation to which the provisions of article 3A.6.2 apply) is made to the holders of the ordinary share capital of the company, the company shall make or, so far as it is able, procure that there is made a like offer at the same time to each holder of Convertible Preference Shares as if his conversion rights had been exercisable and exercised in full on the record date for such offer or invitation on the basis of the Conversion Rate then applicable. For the purpose of giving effect to this provision, no resolution for the disapplication of section 89(1) of the Act shall be deemed to abrogate, vary or modify the rights attaching to the Convertible Preference Shares and in the case of any such offer or invitation being made the entitlement of the holders of the Convertible Preference Shares to participate in it as set out in this paragraph shall be to the exclusion of any other entitlement or right to which such holders might otherwise be entitled;

3A.7      RE-DESIGNATION
          After the last Conversion Date any Convertible Preference Shares then outstanding shall automatically be re-designated as "4 per cent. cumulative redeemable non-voting preference shares of 0.5p each".

3A.8      FURTHER ISSUES
          The company may from time to time create and issue further Convertible Preference Shares (in this article called "FURTHER PREFERENCE SHARES") ranking as regards participation in profits and assets of the company pari passu with the Convertible Preference Shares. Any such Further Convertible Preference Shares may either carry as regards participation in the profits and assets of the company rights and restrictions identical in all respects with the Convertible Preference Shares (or with any other series of Further Preference Shares) or rights and restrictions differing therefrom in so far as:-

3A.8.1    the rate and/or the basis of calculation of the dividend may differ;

3A.8.2 they may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;

3A.8.3 a premium may be payable on a return of capital or there may be no such premium;

3A.8.4 they may be redeemable on such terms and conditions as may be prescribed by the terms of issue thereof and/or these articles; and

3A.8.5 they may be convertible into Ordinary Shares or any other class of shares which constitutes equity share capital ranking as regards participation in the profits and assets of the company after the Convertible Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

3B        REDEEMABLE PREFERENCE SHARES
          The special rights and restrictions applicable to the Redeemable Preference Shares are set out in this article 3B.

3B.1      DIVIDENDS AND INCOME

3B.1.1 The company shall, in priority to any payment of dividend to the holders of all other shares in the capital of the company except for the Convertible Preference Shares, pay to the holders of the Redeemable Preference Shares out of the profits available for distribution in respect of the financial year of the company to 31 March 2003 a fixed cumulative preferential dividend ("REDEEMABLE PREFERENCE DIVIDEND") at the rate of 4 per cent. per annum on the nominal amount of each Redeemable Preference Share together with any premium from time to time paid up thereon together with a certificate for any related tax credit.

3B.1.2 The Redeemable Preference Dividend shall accrue on a daily basis from the day on which each Preference Share is issued and shall be payable on 30 June 2003 (the "DIVIDEND DATE").

3B.1.3 Unless the company is prohibited, whether by reason of any principle of law or otherwise, the Redeemable Preference Dividend shall (notwithstanding any provision of these articles and, notwithstanding that there has not been any resolution of the directors or of the company in general meeting) be paid immediately on the Dividend Date and if not then paid shall be a debt due by the company which shall bear Interest with effect from the Dividend Date and shall be paid first as to such Interest and secondly as to such Redeemable Preference Dividend as soon as the company is lawfully able to make such payment and no dividend shall be proposed, declared or paid on any other class of share in the capital of the company, nor any other return of capital made whether by redemption or otherwise, unless and until all arrears of the relevant Redeemable Preference Dividend have been paid.

3B.1.4 The holders of the Redeemable Preference Shares shall not be entitled to any further right of participation in the profits or income of the company.

3B.2      CAPITAL
          Subject to the provisions of these articles, on a return of capital on a winding up or otherwise (other than on conversion, redemption or purchase by the company of its own shares in accordance with these articles) the assets of the company available for distribution to its members shall be applied in paying to the holders of Redeemable Preference Shares, in priority to any payment to the holders of all other shares in the capital of the company (other than any Convertible Preference Shares and any Further Preference Shares referred to in articles 3A.8 or 3B.6):-

3B.2.1 first, a sum equal to all arrears of the Redeemable Preference Dividend calculated down to and including the date of the commencement of the winding up (in the case of winding up) or of the return of capital (in any other case); and

3B.2.2 secondly, a sum equal to the nominal amount together with any premium paid up on the Redeemable Preference Shares.

3B.3      VOTING

3B.3.1 The holders of the Redeemable Preference Shares shall have the right to receive notice of and attend all general meetings of the company but shall not have the right to speak or vote at a general meeting of the company.

3B.4      CONVERSION

3B.4.1 The holders of Redeemable Preference Shares shall not be entitled at any time to convert all or any Redeemable Preference Shares into Ordinary Shares.

3B.5      REDEMPTION AND PURCHASE

3B.5.1 The company may, subject to the Statutes, at any time on giving to the holders of the Redeemable Preference Shares at that date not less than 30 days' prior written notice of the date ("REDEMPTION DATE") when such redemption is to be effected, redeem all or any of the Redeemable Preference Shares from time to time issued and outstanding. In the case of a partial redemption under this article such redemption shall be pro rata to individual holdings of Redeemable Preference Shares.

3B.5.2 There shall be paid on each Redeemable Preference Share so redeemed a sum equal to US$4.88 in respect of such Redeemable Preference Share.

3B.5.3 The Company shall, subject to the provisions of the Statutes, redeem on 31 March 2003 all of the Redeemable Preference Shares (if any) in issue on that date and there shall be paid on each Redeemable Preference Share so redeemed a sum equal to US$5.19 in respect of such Redeemable Preference Share.

3B.5.4 If the company shall be unable in compliance with the Statutes to redeem all or any of the Redeemable Preference Shares on the appropriate Redemption Date then the company shall redeem such number of the Redeemable Preference Shares as may lawfully be redeemed at such time pro rata (disregarding any fractional entitlements) to the proportionate number of such Redeemable Preference Shares held by each holder. The company shall redeem, as soon after such date or dates as it shall be lawfully permitted to do so, the remaining number of Redeemable Preference Shares which would otherwise have fallen to be redeemed on such date in accordance with the provisions of this article save that the Redeemable Preference Dividend thereon shall continue to accrue on a day to day basis until actual redemption.

3B.5.5 Any notice of redemption shall specify the particular Redeemable Preference Shares to be redeemed, the Redemption Date and the place at which the certificates for such shares are to be presented for redemption and upon the Redemption Date each of the holders of the Redeemable Preference Shares concerned shall be bound to deliver to the company at such place the certificates for the shares concerned in order that the same may be redeemed. Upon such delivery the company shall pay to such holder (or to his order) the amount due to him in respect of such redemption. If any certificate so delivered to the company includes any Redeemable Preference Shares not redeemable on that occasion a fresh certificate for such shares shall be issued without charge to the holder delivering such certificate to the company.

3B.5.6 As from the Redemption Date the Redeemable Preference Dividend shall cease to accrue on the Redeemable Preference Shares due for redemption. Such shares shall be treated as having been redeemed, whether or not the certificates therefor shall have been delivered and the redemption monies paid. The redemption monies, if remaining unpaid, shall constitute a debt of the company, subject to all the provisions of these articles relating to monies payable on or in respect of a share.

3B.5.7 If any holder of any of the Redeemable Preference Shares to be redeemed shall fail or refuse to deliver up the certificate or certificates held by him at the time and place fixed for the redemption of such shares or shall fail or refuse to accept payment of the redemption monies payable in respect thereof, the redemption monies payable to such holder shall be set aside and paid into a separate interest-bearing account with the company's bankers (designated for the benefit of such holder). Such setting aside shall be deemed for all purposes hereof to be a payment to such holder. All such holder's rights as a holder of the relevant Redeemable Preference Shares shall cease and determine as from the Redemption Date and the company shall thereby be discharged from all obligations in respect thereof. The company shall not be responsible for the safe custody of the monies so placed on deposit or for interest thereon except such interest as the said monies may earn while on deposit less any expenses incurred by the company in connection therewith.

3B.5.8 The receipt of the registered holder from time to time of any Redeemable Preference Shares or, in the case of joint registered holders, the receipt of any of them for the monies payable on redemption shall constitute an absolute discharge of the company in respect thereof.

3B.5.9 Subject to the Statutes, upon the redemption of any Redeemable Preference Shares the Directors may, pursuant to the authority given by the adoption of this article, consolidate and/or sub-divide and/or convert the authorised Redeemable Preference Share capital created as a consequence of such redemption into shares of any other class of share capital into which the authorised share capital of the company is or may at that time be divided of a like nominal amount (as nearly as may be) as the shares of such class then in issue or into unclassified shares of the same nominal amount as the Redeemable Preference Shares.

3B.5.10 Subject to the provisions of the Statutes, the company shall be authorised at any time and from time to time to purchase all or any of the Redeemable Preference Shares from time to time outstanding in the market or by tender (available to all holders of Redeemable Preference Shares alike) or by private treaty, in each case at any price.

3B.6      FURTHER ISSUES
          The company may from time to time create and issue further Redeemable Preference Shares (in this article called "FURTHER PREFERENCE SHARES") ranking as regards participation in profits and assets of the company pari passu with the Redeemable Preference Shares. Any such Further Preference Shares may either carry as regards participation in the profits and assets of the company rights and restrictions identical in all respects with the Redeemable Preference Shares (or with any other series of Further Preference Shares) or rights and restrictions differing therefrom in so far as:-

3B.6.1    the rate and/or the basis of calculation of the dividend may differ;

3B.6.2 they may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;

3B.6.3 a premium may be payable on a return of capital or there may be no such premium;

3B.6.4 they may be redeemable on such terms and conditions as may be prescribed by the terms of issue thereof and/or these articles; and

3B.6.5 they may be convertible into Ordinary Shares or any other class of shares which constitutes equity share capital ranking as regards participation in the profits and assets of the company after the Redeemable Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

4         VARIATION OF CLASS RIGHTS

4.1 Whenever the share capital of the company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated in such manner (if any) as may be provided by such rights or, in the absence of any such provision, either with the consent in writing of the holders of three-fourths in nominal value of the issued shares of the class, or with the sanction of an extraordinary resolution passed at a separate general meeting of such holders (but not otherwise), and may be so varied or abrogated either whilst the company is a going concern or during or in contemplation of a winding-up.

4.2 Article 4.1 shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.

4.3 Save as aforesaid, the special rights attached to any class of shares shall not, unless otherwise expressly provided by the terms of issue thereof, be deemed to be varied or abrogated by the creation or issue of further shares ranking as regards participation in the profits or assets of the company in some or all respects pari passu therewith but in no respect in priority thereto or by the purchase or redemption by the company of its own shares in accordance with the provisions of the Statutes and Article 9.

5         "NON-VOTING" AND "LIMITED VOTING" SHARES
          Any class of shares issued without the right to vote at general meetings shall include the words "non-voting" in the name by which the same is designated, and where the equity capital of the company includes shares with different voting rights the designation of each such class (other than the class with the most favourable voting rights attached thereto) shall include the words "limited voting".


                          ALTERATION OF SHARE CAPITAL

6         INCREASE, CONSOLIDATION, CANCELLATION AND SUB-DIVISION

6.1 The company may from time to time by ordinary resolution increase its share capital by such sum to be divided into shares of such amounts as the resolution shall prescribe. Except as otherwise provided by or pursuant to these Articles or by the conditions of issue, all new shares shall be subject to the provisions of these Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

6.2       The company may from time to time by ordinary resolution:-

6.2.1 consolidate and divide all or any of its share capital into shares of larger nominal amount than its existing shares;

6.2.2 cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its share capital by the nominal amount of the shares so cancelled;

6.2.3 sub-divide its shares, or any of them, into shares of a smaller amount than is fixed by the memorandum of association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is sub-divided may determine that, as between the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the company has power to attach to unissued or new shares.

6.3 Upon any consolidation of fully paid shares into shares of larger amounts the Directors may, as between the shares so consolidated, determine which shares are consolidated into each consolidated share.

7         FRACTIONS
          Whenever as the result of any consolidation or division or sub-division of shares any members of the company would become entitled to fractions of shares, the Directors may on behalf of those members deal with such fractions as they shall determine and in particular may sell the shares representing the fractions to any person (including, subject to the provisions of the Statutes, the company) for the best price reasonably obtainable and pay and distribute the net proceeds of the sale in due proportions amongst those members (except that any amount otherwise due to a member, being less than (pound)3.00 or such other nominal sum as the Directors may from time to time determine, may be retained for the benefit of the company). For the purpose of giving effect to any such sale the Directors may authorise some person to execute a transfer of the shares sold to the purchaser thereof or any other person nominated by the purchaser and may cause the name of the purchaser or his nominee to be entered in the Register as the holder of the shares comprised in any such transfer. The purchaser shall not be bound to see to the application of the purchase money nor shall the title of the transferee to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

8         REDUCTION OF CAPITAL
          The company may by special resolution reduce its share capital or any capital redemption fund, share premium account or other undistributable reserve in any manner and with and subject to any authority and consent required by law or any rights from time to time attached to any shares of the company.

9         PURCHASE OF OWN SHARES
          The company may, subject to the provisions of the Statutes and to sanction by an extraordinary resolution passed at a separate class meeting of the holders of any class of shares in issue, which are convertible into equity share capital of the company, purchase all or any of its own shares of any class (including any redeemable shares) or enter into such agreement (contingent or otherwise) in relation to the purchase of its own shares on such terms and in such manner as may be approved by such resolution and permitted by the Statutes.


                                     SHARES

10        TRUSTS NOT RECOGNISED
          Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the company as holding any share upon any trust, and the company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as otherwise provided by these Articles or by law) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

11        POWER TO ATTACH RIGHTS AND ISSUE REDEEMABLE SHARES
          Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being in issue and subject to the provisions of the Statutes, any share in the company may be allotted or issued with such preferred, deferred or other special rights, or subject to such restrictions whether in regard to dividend, return of capital, voting or otherwise, as the company may from time to time by ordinary resolution determine, and, subject to the provisions of the Statutes, the company may issue shares which are to be redeemed or are liable to be redeemed at the option of the company, or the holder, on such terms and in such manner as may be set out in these Articles or (as to the date on or by which or the dates between which the shares are to be or may be redeemed) as may be determined by the Directors prior to the date of issue.

12        ALLOTMENT
          Subject to the provisions of the Statutes and any direction or authority contained in the resolution of the company in general meeting creating or authorising the same, the Directors are generally and unconditionally authorised to allot (with or without conferring a right of renunciation) or to grant options or rights of subscription or conversion over unissued shares to such persons (whether existing shareholders or not) at such times and on such terms and conditions as they think proper.

13        COMMISSIONS
          The company may exercise the powers of paying commissions or brokerage conferred or permitted by the Statutes. Subject to the provisions of the Statutes and the rules of the London Stock Exchange, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or the grant of an option to call for an allotment of shares or by any combination of such methods as the Directors may think fit.

14        RENUNCIATION
          The Directors may at any time after the allotment of any share, but before any person has been entered in the Register as the holder thereof, recognise a renunciation thereof by the allottee in favour of some other person, and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.


                               SHARE CERTIFICATES

15        RIGHT TO SHARE CERTIFICATES

15.1 Every person (except a Stock Exchange Nominee Company in respect of which the company is not required by law to complete and have ready for delivery a certificate) upon becoming the holder of any shares shall be entitled within one month after allotment or lodgement of a transfer, as the case may be (unless the terms of issue of the shares provide otherwise), and without charge to one certificate for all the shares of any class registered in his name or, in the case of shares of more than one class being registered in his name, to a separate certificate for each class of shares so registered.

15.2 Any share certificate (other than letters of allotment, scrip certificates and other like documents) shall be issued under the Seal or under a Securities Seal or in such other manner having the same effect as if issued under the Seal as the Statutes and the rules of the London Stock Exchange may permit and shall specify the number and class of shares and the distinguishing numbers (if any) to which it relates and the amount paid up thereon. Without limitation to the foregoing, the Directors may, by resolution, decide either generally or in a particular case or cases that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person.

15.3 The company shall not be bound to register more than four persons as the holder of any share and, in the case of a share held jointly by several persons, the company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of joint holders shall be sufficient delivery to all.

15.4 Where some only of the shares comprised in a share certificate are transferred, the old certificate shall be cancelled and a new certificate for the balance of such shares issued in lieu without charge.

16        REPLACEMENT CERTIFICATES

16.1 Any two or more certificates representing shares of any one class held by any member may at his request and upon surrender of the original certificates be cancelled by the Directors and a single new certificate for such shares issued in lieu without charge.

16.2 Two or more certificates representing shares held by any member may at his request be issued to him by the Directors in such proportions as he may specify upon surrender of the original certificate for cancellation and upon payment of such reasonable sum as the Directors may decide.

16.3 If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares shall be issued to the holder upon request, subject to delivery up of the old certificate (unless alleged to have been lost, stolen or destroyed), on compliance with such conditions as to evidence and indemnity and the payment of exceptional out-of-pocket expenses of the company in connection with the request as the Directors may think fit. The company shall be entitled to cancel any old certificate which has been replaced by a new certificate.

16.4 In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.


                                 CALLS ON SHARES

17        CALLS

17.1 The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value thereof or by way of premium) but subject always to the terms of issue of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call is passed, and may be made payable by instalments.

17.2 Each member shall (subject to receiving at least fourteen clear days' notice specifying the time or times and place of payment) pay to the company at the time or times and place so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be made payable by instalments and may at any time before receipt be revoked or postponed in whole or in part as the Directors may determine. A person upon whom a call is made shall remain liable for all calls made upon him notwithstanding the subsequent transfer of the share in respect of which the call was made.

18        INTEREST ON CALLS
          If any amount called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the amount is due and payable shall pay interest thereon from and including the day appointed for payment thereof to but excluding the day of actual payment at such rate as may be fixed by the terms of allotment of the share or, if no rate is fixed, at such rate (not exceeding 15 per cent. per annum) as the Directors determine and all costs, charges and expenses incurred by the company by reason of such non-payment, but the Directors shall be at liberty in any case to waive payment of such interest or such costs, charges and expenses wholly or in part. No dividend or other payment or distribution in respect of any such share shall be paid or distributed so long as any such sum or any interest or expenses payable in accordance with this Article in relation thereto remains due.

19        AMOUNTS TREATED AS CALLS
          Any amount (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable. In case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a call duly made and notified.

20        POWER TO DIFFERENTIATE

          Subject to the terms of issue, the Directors may on the allotment or issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

21        PAYMENT IN ADVANCE
          The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him, and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made, and upon the money so received, or so much thereof as from time to time exceeds the amount of the calls then made upon the shares concerned, the company may pay interest at such rate (not exceeding 15 per cent. per annum) as the member paying such sum and the Directors agree upon.


                               FORFEITURE AND LIEN

22        NOTICE IF CALL NOT PAID

22.1 If a member or person entitled by transmission fails to pay in full any call or instalment of a call on or before the due date for payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued thereon and any costs, charges and expenses incurred by the company by reason of such non-payment.

22.2 The notice shall name a further day (not being less than seven clear days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.

23        FORFEITURE FOR NON-COMPLIANCE AND NOTICE AFTER FORFEITURE

23.1 If the requirements of any such notice are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared or other money payable in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder and, in that event, references in these Articles to forfeiture shall include surrender.

23.2 When any share has been forfeited, notice of the forfeiture shall be served upon the person who was, before forfeiture, the holder of the share or the person entitled by transmission to the share, but no forfeiture shall be invalidated by any omission or neglect to give such notice. An entry of the fact and date of forfeiture shall be made in the Register.

24        DISPOSAL OF FORFEITED SHARES
          A share so forfeited shall become the property of the company and may within three years of such forfeiture be sold, re-allotted or otherwise disposed of, either to the person who was before such forfeiture the holder thereof or entitled thereto or to any other person, upon such terms and in such manner as the Directors shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. The company shall not exercise any voting rights in respect of such a share. The Directors may, if necessary, authorise some person to transfer a forfeited share to any such other person as aforesaid. Any share not disposed of in accordance with the foregoing provisions within a period of three years from the date of its forfeiture shall thereupon be cancelled in accordance with the provisions of the Statutes.

25        ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE
          A person whose shares have been forfeited shall cease to be a member in respect of the shares so forfeited and shall surrender to the company for cancellation the certificate for the shares forfeited, but shall notwithstanding the forfeiture remain liable:-

25.1 to pay to the company all moneys which at the date of forfeiture were presently payable by him to the company in respect of the shares, with interest thereon at the rate of 15 per cent. per annum (or such lower rate as the Directors may determine) from the date of forfeiture until payment; and

25.2 to satisfy any claims, demands and liabilities which the company might have enforced in respect of the share at the time of forfeiture.
          The Directors in their absolute discretion may enforce any such payment claim or demand without any allowance for the value of the shares at the time of forfeiture or any consideration received on their disposal or may waive payment on satisfaction thereof in whole or in part.

26        EXTINCTION OF RIGHTS
          The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in, and all claims and demands against the company in respect of, the share, and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Statutes given or imposed in the case of past members.

27        LIEN ON SHARES NOT FULLY PAID
          The company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share to the extent and in the circumstances permitted by section 150 of the Act. The company's lien on a share shall extend to all amounts (including dividends and distributions) payable thereon. The Directors may waive any lien which has arisen or may resolve that any share shall for some limited period be exempt, wholly or partially, from the provisions of this Article.

28        ENFORCEMENT OF LIEN
          The company may sell in such manner as the Directors think fit any share on which the company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable nor until the expiration of fourteen clear days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of intention to sell in default, shall have been given to the holder for the time being of the share.

29        PROCEEDS OF SALE
          The net proceeds of such sale, after payment of the costs of such sale, shall be applied in or towards payment or satisfaction of the debts or liabilities in respect whereof the lien exists, so far as the same are presently payable, and any residue shall, upon surrender to the company for cancellation of the certificate for the shares sold or the provision of such indemnity (with or without security) as to any lost or destroyed certificate as the Directors may decide, (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the member or any person entitled to the shares at the time of the sale. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser.

30        DISPOSAL OF SHARES
          A statutory declaration in writing that the declarant is a Director or the Secretary and that a share has been duly forfeited or sold to satisfy a lien of the company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof, together with the share certificate delivered to a purchaser or allottee thereof (if any is in issue in respect of such share), shall (subject to the execution of a transfer if the same be required) constitute a good title to the share, and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.


                               TRANSFER OF SHARES

31        FORM OF TRANSFER
          All transfers of shares may be effected by transfer in writing in any usual form or in any other form acceptable to the Directors (and in the case of a person or firm may be under hand only). Any written instrument of transfer shall be executed by or on behalf of the transferor and (except in the case of fully paid shares) by or on behalf of the transferee. Whatever means of transfer is utilised the transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof.

32        SUSPENSION OF REGISTRATION OF TRANSFERS
          The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, and either generally or in respect of any class of shares. The Register shall not be closed for more than thirty days in any year in respect of any one class of shares.

33        REFUSAL OF REGISTRATION OF TRANSFERS
          The Directors may decline to recognise any instrument of transfer or other record of transfer as may be prescribed by the Statutes and/or the London Stock Exchange unless it is in respect of only one class of share, is duly stamped (if so required) and is in favour of a single transferee or not more than four joint transferees and is lodged at the Transfer Office (or such other place as the Directors may from time to time determine) accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if it is executed by some other person on his behalf, the authority of that person so to do). In the case of a transfer by a Stock Exchange Nominee Company the lodgement of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

34        RETENTION OF INSTRUMENTS OF TRANSFER
          All instruments of transfer which are registered may, subject to the provisions of Article 134, be retained by the company.

35        FEES ON REGISTRATION
          No fee will be charged by the company in respect of the registration of any instrument of transfer, probate, letters of administration, certificate of marriage or death, stop notice, power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.


                             TRANSMISSION OF SHARES

36        DEATH
          In case of the death of a member, the survivor or survivors, where the deceased was a joint holder, and the executor or personal representatives or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

37        ELECTION
          Any person becoming entitled to a share in consequence of the death or bankruptcy of a member, or of any other event giving rise to a transmission of such entitlement by operation of law, may, subject as provided in these Articles and upon supplying to the company such evidence as the Directors may reasonably require to show his title to the share, either be registered himself as a holder of the share upon giving to the company notice in writing to that effect, or transfer such share to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as if the death or bankruptcy of the member or other event had not occurred and the notice or transfer were a transfer by such member.

38        RIGHTS ON DEATH OR BANKRUPTCY
          Save as otherwise provided by or in accordance with these Articles, where a person becomes entitled to a share in consequence of the death or bankruptcy of a member, or of any other event giving rise to a transmission of such entitlement by operation of law, the rights of the member in respect of such share shall cease. However the person so entitled shall (upon supplying to the company such evidence as the Directors may reasonably require to show his title to the share) be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share (and may give good discharge for the same), except that he shall not be entitled in respect thereof (except with the authority of the Directors) to receive notice of or exercise any right conferred by membership in relation to meetings of the company or any separate meetings of the holders of any class of shares in the company until he shall have been registered as a member in respect of the share, and should he fail either to transfer the share or to elect to be registered as a member in respect thereof within sixty days of being required so to do by the Directors then, in the case of shares which are fully paid up, he shall be deemed to have elected to be registered as a member in respect thereof and may be registered accordingly and, in the case of shares which are not fully paid up, the Directors may thereafter withhold payment of all dividends and other moneys payable in respect of such share until the notice has been complied with.


                                 SHARE WARRANTS

39. Subject to the provisions of the Statutes, the Directors may issue share warrants, stating that the bearer is entitled to the shares therein specified, in respect of any fully paid shares and all shares while represented by warrants shall be transferable by delivery of the warrants relating thereto. The Directors may determine and from time to time vary the conditions upon which share warrants may be issued. The Directors shall not issue a new share warrant to replace one that has been lost unless they are satisfied beyond reasonable doubt that the original has been destroyed.


                                GENERAL MEETINGS

40        ANNUAL GENERAL MEETING

          An annual general meeting shall be held once in every year, at such time (within a period of not more than fifteen months after the holding of the last preceding annual general meeting) and at such place as may be determined by the Directors. All other general meetings shall be called extraordinary general meetings. If the company holds its first annual general meeting within eighteen months of its incorporation, it need not hold it in the year of its incorporation or in the following year.

41        CONVENING AN EXTRAORDINARY GENERAL MEETING

          The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes, proceed to convene an extraordinary general meeting with proper expedition. In default such meeting may be convened by requisitionists as provided in the Statutes. At any meeting convened on such requisition or by such requisitionists, no business shall be transacted except that stated by the requisition or proposed by the Directors.

42        NOTICE OF GENERAL MEETINGS

42.1 An annual general meeting, and any general meeting at which it is proposed to pass a special resolution or (save as provided by the Statutes) a resolution of which special notice is required, shall be called by not less than twenty-one clear days' notice in writing and any other extraordinary general meeting by not less than fourteen clear days' notice in writing.

42.2 Subject to the provisions of the Statutes, a general meeting, notwithstanding that it has been called by a shorter notice than that specified in this Article 42, shall be deemed to have been duly called if it is so agreed:-

42.2.1 in the case of an annual general meeting by all the members entitled to attend and vote thereat; and

42.2.2 in the case of an extraordinary general meeting by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

42.3 The accidental omission to send a notice or, in cases where it is sent out with the notice, an instrument of proxy to, or the non-receipt of either by, any person entitled thereto shall not invalidate the proceedings at any general meeting.

42.4 Every notice calling a general meeting shall specify the place, the day and hour of the meeting and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him, and that a proxy need not be a member of the company.

42.5 In the case of an annual general meeting, the notice shall also specify the meeting as such.

42.6 In the case of any general meeting at which any special business is to be transacted, the notice shall specify the general nature of such business.

42.7 If any resolution is to be proposed as an extraordinary resolution or as a special resolution at a general meeting, the notice shall contain a statement to that effect.

42.8 Every notice calling a general meeting shall be given to the members (other than any who, under the provisions of these Articles or of any restrictions imposed on any shares, are not entitled to receive notice from the company), to the Directors and to the Auditors.

43        SPECIAL BUSINESS
          All business transacted at a general meeting shall be deemed special except the following business transacted at an annual general meeting:-

43.1      sanctioning or declaring dividends;

43.2 receiving and considering the accounts, the reports of the Directors and Auditors and other documents required to be attached or annexed to the accounts;

43.3 appointing Auditors and fixing the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed; and

43.4 appointing or re-appointing Directors in the place of those retiring by rotation or otherwise.


                         PROCEEDINGS AT GENERAL MEETINGS

44        CHAIRMAN
          The chairman of the Directors, failing whom the deputy chairman, shall preside as chairman at a general meeting. If there shall be no such chairman or deputy chairman, or if at any meeting neither shall be present within fifteen minutes from the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number to be chairman of the meeting. If no Director be present, or if all the Directors present decline to take the chair, the members present in person and entitled to vote shall choose one of their number to be chairman of the meeting.

45        QUORUM
          No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business but the absence of a quorum shall not preclude the choice or appointment of a chairman which shall not be treated as part of the business of the meeting. Two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

46        PROCEDURE IF QUORUM NOT PRESENT

          If within fifteen minutes from the time appointed for a general meeting (or such longer interval not exceeding two hours as the chairman of the meeting may think fit to allow) a quorum is not present, or if during a meeting a quorum ceases to be present, the meeting, if convened by or on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day and such time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the Directors may determine. At the adjourned meeting any two members present in person or by proxy and entitled to vote shall be a quorum and if within half an hour from the time appointed for the meeting (or such longer interval not exceeding two hours as the chairman of the meeting may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting shall be dissolved.

47        POWER TO ADJOURN
          The chairman of any general meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place and without such consent he may adjourn any meeting at which a proposal of importance is made for the consideration whereof in his judgement (which shall not be challenged) a larger attendance of members is desirable or the members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting or if in his opinion it has become necessary to do so in order to secure the proper and orderly conduct of the meeting, to give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting or to ensure that the business of the meeting is disposed of properly.

48        BUSINESS AT ADJOURNED MEETING
          No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

49        NOTICE OF ADJOURNED MEETING
          Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for thirty days or more or sine die, not less than seven clear days' notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

50        ACCOMMODATION OF MEMBERS AT MEETING
          If it appears to the chairman of a meeting that the meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting shall nevertheless be duly constituted and its proceedings valid provided that the chairman is satisfied that adequate facilities are available to ensure that any member who is unable to be accommodated is nonetheless able to participate in the business for which the meeting has been convened and to hear and see all persons present who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) and whether in the meeting place or elsewhere and to be heard and seen by all other persons so present in the same manner.

51        AMENDMENT TO RESOLUTIONS
          If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special or extraordinary resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

52        METHOD OF VOTING

52.1 At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded. Subject to the provisions of the Statutes, a poll may be demanded by:-

52.1.1    the chairman of the meeting; or

52.1.2 not less than three members present in person or by proxy and entitled to vote; or

52.1.3 a member or members present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all the members having the right to attend and vote at the meeting; or

52.1.4 a member or members present in person or by proxy and holding shares in the company conferring a right to attend and vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.
          A demand for a poll may be withdrawn but only with the consent of the chairman and a demand so withdrawn shall validate the result of a show of hands declared before the demand was made and, in the case of a poll demanded before the declaration of the result of a show of hands, the meeting shall continue as if the demand had not been made.

52.2 Unless a poll is demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.

53        PROCEDURE ON A POLL

53.1 If a poll is demanded, it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

53.2 The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers, who need not also be members, and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

53.3 A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting at which the demand is made) and place as the chairman may direct. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

53.4 The demand for a poll (other than on the election of the chairman of the meeting or on any question of adjournment) shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

54        CASTING VOTE
          In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to an additional or a casting vote.

55        VOTES OF MEMBERS

55.1 Subject to the Statutes and to any special rights or restrictions as to voting attached by or applicable in accordance with these Articles to any class of shares, on a show of hands every member who is present in person shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

55.2 In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share.

55.3 Where in the United Kingdom or elsewhere a receiver or other person (by whatever name called) has been appointed by any court or official claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such receiver or other person on behalf of such member to vote in person or by proxy at any general meeting or to exercise any other right conferred by membership in relation to meetings of the company.

56        RESTRICTION ON VOTING RIGHTS
          No member shall, unless the Directors otherwise determine, be entitled in respect of any share held by him to vote either personally or by proxy, at a general meeting or a meeting of the holders of any class of shares of the company or to exercise any other rights conferred by membership in relation to general meetings of the company or meetings of the holders of any class of shares of the company, if any call or other sum presently payable by him to the company in respect of that share remains unpaid. Such restriction shall cease to apply upon payment of the amount outstanding and all costs, charges and expenses incurred by the company by reason of such non-payment.

57        NOTICE UNDER SECTION 212

57.1 If the Directors are satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 212 of the Act and is in default of such notice for the prescribed period (either by failing to supply to the company the information thereby required or, in purporting to comply with such notice, by making a statement which is false or inadequate in any material particular) then the Directors may in their absolute discretion at any time thereafter by a notice ("DEFAULT NOTICE") to such member specifying the nature of the default, the number of shares concerned and the steps to be taken to remedy such default direct that, in respect of such shares ("DEFAULT SHARES", which expression shall include any further shares which are issued in respect of such shares), the member shall not be entitled to be present or to vote either personally or by representative or proxy at a general meeting of the company or at a meeting of the holders of any class of shares of the company or on any poll or to be included in a quorum or to exercise any other right conferred by membership in relation to general meetings of the company or meetings of the holders of any class of shares of the company or polls.

57.2 Where the default shares represent at least 0.25 per cent. in nominal value of the issued shares of that class, then the default notice may additionally direct that:-

57.2.1 any dividend or part thereof or other money which would otherwise be payable in respect of the default shares shall be retained by the company without any liability to pay interest thereon when such money is finally paid to the member and the holder shall not be entitled under Article 124 to elect to receive shares instead of that dividend; and/or

57.2.2 no transfer of any of the shares held by such member shall be registered unless:-

57.2.2.1 the member is not himself in default as regards supplying the information required and the transfer is of part only of the member's holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer are default shares; or

57.2.2.2  the transfer is an approved transfer.

57.3 The company shall send to each other person appearing to be interested in any default shares the subject of any default notice a copy of the default notice but the failure or omission by the company to do so shall not invalidate such default notice.

57.4 Any default notice shall have effect in accordance with its terms from the date of its issue until it shall cease to have effect in accordance with Article 57.5.

57.5 A default notice shall cease to have effect in relation to any shares which are transferred by the member by means of an approved transfer or in accordance with Article 57.2.2 within seven days of notice to the company to that effect. The Directors may at any time give notice cancelling a default notice, such cancellation to be made within seven days of the default being remedied to the satisfaction of the company.

57.6      For the purposes of this Article:-

57.6.1 a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the company a notification under section 212 of the Act which either (a) names such person as being so interested or (b) fails to establish the identities of those interested in the shares and (after taking into account the said notification and any other relevant section 212 notification) the company knows or has reasonable cause to believe that the person in question is or may be interested in the default shares;

57.6.2 the prescribed period is 14 days from the date of service of the notice under section 212 of the Act;

57.6.3 "interested" shall be construed as it is for the purpose of section 212 of the Act.

57.7 For the purpose of this Article a transfer of shares is an approved transfer if:-

57.7.1 it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer for a company (as defined in section 428(1) of the Act); or

57.7.2 the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares to a party unconnected with the transferring member and/or with any other person appearing to be interested in such shares; or

57.7.3 the transfer results from a sale made through a recognised investment exchange.

57.8 The Directors shall cause the Register to have noted against the name of the member upon whom a default notice has been served details of such default notice and the number of shares specified therein and shall cause such notice to be deleted upon the default notice ceasing to have effect in accordance with Article 57.5.

57.9 Any new shares in the company issued in right of any shares subject to a default notice shall also be subject to the default notice (save to the extent that the company gives a separate default notice in relation to the new shares) and the Directors may make any right to an allotment of such new shares subject to restrictions corresponding to those which will (when such new shares are issued) apply to those new shares pursuant to a default notice served by virtue of this Article 57.9.

57.10 Nothing contained in these Articles shall prejudice or affect the right of the company to apply to the court for an order under section 216 of the Act and (in connection with such an application or intended application or otherwise) to require information on shorter notice than the minimum of 28 days or 14 days (as appropriate) prescribed by
          Article 57.6.2.

58        ADMISSIBILITY OF VOTES AND ERRORS IN VOTING
          No objection shall be raised as to the admissibility of any vote or the counting of, or failure to count, any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered or at which the error occurs and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision thereon shall be final and conclusive.

59        VOTING BY PROXY

59.1 On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

59.2      A proxy need not be a member of the company.

59.3 An instrument appointing a proxy shall be in writing in the usual form or in any other form which the Directors may approve and:-

59.3.1 in the case of an individual shall be signed by the appointor or by his attorney; or

59.3.2 in the case of a body corporate shall be either executed by it or signed on its behalf by an attorney or a duly authorised officer of the body corporate. The Directors may, but shall not be bound to, require evidence of the authority of any such officer or attorney.

59.4 An instrument of proxy shall, unless the contrary is stated in it, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

59.5 An instrument of proxy relating to more than one meeting, having once been so delivered for the purposes of any meeting, shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.

59.6 Deposit of an instrument of proxy shall not preclude a member from attending and voting in person at the meeting or any adjournment thereof or on any poll.

59.7 An instrument appointing a proxy shall be deemed (unless any contrary direction is contained in it) to include the right for the proxy to demand or join in demanding a poll and to vote on any resolution or amendment of a resolution put to, or any other business which may properly come before, the meeting for which it is given, as the proxy thinks fit, but shall not confer any further right on the proxy to speak at the meeting except with the permission of the chairman of the meeting.

59.8 A vote cast or poll demanded by proxy or by the duly authorised representative of a body corporate shall not be invalidated by the previous death or incapacity of the principal, or by the revocation of the appointment of the proxy or representative or of the authority under which the appointment was made, unless intimation in writing of such death, incapacity or revocation shall have been received by the company at the Transfer Office (or such other place as is specified for depositing the instrument of proxy) at least one hour before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

59.9 No instrument appointing a proxy shall be valid after the expiration of twelve months from the date referred to in it as the date of its execution, except at an adjournment of a meeting originally held within twelve months from such date.

59.10 A member may appoint more than one proxy to attend on the same occasion. When two or more valid but differing proxies are delivered in respect of the same share for use at the same meeting, the one which is last validly delivered (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other(s) as regards that share and if the company is unable to determine which of any such two or more valid but differing instruments of proxy was so delivered last in time, none of them shall be treated as valid in respect of that share.

59.11 Subject to the provisions of the Statutes and the Listing Rules of the UK Listing Authority, the company may send out proxy forms to all or none of the persons entitled to receive notice of and to vote at any meeting, and if sent shall provide for two-way voting (without prejudice to any right to abstain) on all resolutions set out in the notice of meeting.

60        DEPOSIT OF PROXY
          The appointment of a proxy shall not be valid and the proxy named in the instrument shall not be entitled to vote at the meeting unless the instrument appointing the proxy, together with (if required by the Directors) any power of attorney or other authority under which it is executed or a copy of it notarially certified or certified in some other way approved by the Directors:-

60.1 is deposited at such place or one of such places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting or in any instrument of proxy or other accompanying document sent by the company in relation to the meeting (or, if no place is so specified, at the Transfer Office) not later than 48 hours before the time appointed for holding the meeting or adjourned meeting or the taking of the poll at which the person named in such instrument proposes to vote; or

60.2 in the case of a meeting adjourned for more than 48 hours and less than 28 days or in the case of a poll taken more than 48 hours after it is demanded is deposited as specified in Article 60.1 not later than 24 hours before the time appointed for the holding of the adjourned meeting or the taking of the poll; or

60.3 in the case of a meeting adjourned for less than 48 hours or in the case of a poll not taken forthwith but taken less than 48 hours after it is demanded is delivered to the chairman or to the Secretary or to any Director at the adjourned meeting or at the meeting at which the poll is demanded.

61        BODY CORPORATE ACTING BY REPRESENTATIVES
          Any body corporate which is a member of the company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the company or of any class of members of the company. The person so authorised shall be entitled to exercise the same powers on behalf of such body corporate as the body corporate could exercise if it were an individual member of the company, and such body corporate shall for the purposes of these Articles be deemed to be present in person at any such meeting (or adjournment thereof) if a person so authorised is present thereat and all references to attendance and voting in person shall be construed accordingly. A Director or the Secretary or some person authorised for such purpose by the Directors or the Secretary may require the representative to produce a certified copy of the resolution so authorising him before permitting him to exercise his powers.

62        MEMBERS' WRITTEN RESOLUTIONS
          A resolution in writing duly executed by or on behalf of all the members of the company entitled to receive notice of and to attend and vote at a general meeting shall be as valid and effectual as if it had been passed at the general meeting of the company duly convened and held and may be contained in one document or in several documents in the same terms each executed by one or more of the members or their proxies or attorneys and execution in the case of a body corporate which is a member shall be sufficient if made by a director thereof or by its duly authorised representative. If such a resolution in writing is described as a special resolution or as an extraordinary resolution it shall have effect accordingly.

63        CLASS MEETINGS
          Any separate meeting for the holders of any class of shares (whether in connection with the variation or abrogation of the rights attached to shares of the class or otherwise) shall be convened and conducted in all respects as nearly as possible in the same way as an extraordinary general meeting of the company provided that:-

63.1 no member, other than a Director, shall be entitled to notice of it or to attend unless he is a holder of shares of that class;

63.2      no vote shall be given except in respect of the shares of that class;

63.3 the quorum attending such meeting shall be two persons present in person holding or representing by proxy or as the duly authorised representative of a corporation at least one-third in nominal value of the issued shares of the class except where there is only one holder of the class of shares in which case the quorum shall be such holder;

63.4 the quorum attending adjourned meetings shall be two persons holding shares of the class in question who are present in person or by proxy except where there is only one holder of the class of shares in which case the quorum shall be such holder; and

63.5 a poll may be demanded in writing by any member present in person or by proxy or as the duly authorised representative of a corporation and entitled to vote at the meeting and on a poll each member shall have one vote for every share of the class in question of which he is the holder.


                                    DIRECTORS

64        NUMBER OF DIRECTORS


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

          Subject as hereinafter provided the number of Directors shall not exceed 30 and shall not be less than two. The company may by ordinary resolution from time to time vary the minimum number and/or maximum number of Directors.

65        NO SHARE QUALIFICATION
          A Director shall not be required to hold any shares of the company by way of qualification. A Director who is not a member of the company shall nevertheless be entitled to attend and speak at general meetings and at any separate meeting of the holders of any class of shares or debentures in the capital of the company.


                      DIRECTORS' REMUNERATION AND EXPENSES

66        DIRECTORS' FEES
          The amount of any fees payable to Directors shall be determined by the Directors provided that they shall not in any year exceed in aggregate the sum of (pound)200,000 or such other sum as may from time to time be approved by ordinary resolution (excluding amounts payable under any other provision of these Articles). Any such fees shall be divisible among the Directors as they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of the remuneration related to the period during which he has held office.

67        REMUNERATION OF EXECUTIVE DIRECTOR
          Any Director who holds any executive office (including for this purpose the office of chairman or deputy chairman whether or not such office is held in an executive capacity), or who serves on any committee, or who, at the request of the Directors, goes or resides abroad, makes any special journey or otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such remuneration by way of salary, commission or otherwise as the Directors may determine in addition to or in lieu of any fee payable to him for his services as Director pursuant to these Articles.

68        EXPENSES
          The company shall repay to any Director all such reasonable expenses as he


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

          may properly incur in the performance of his duties including attending meetings of the Directors or of any committee of the Directors or general meetings or separate meetings of the holders of any class of shares or debentures of the company or otherwise in or about the business of the company.


                              DIRECTORS' INTERESTS

69        DIRECTORS' PENSIONS AND OTHER BENEFITS
          The Directors may exercise all the powers of the company to establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of or who are or were at any time Directors or officers of and holding any salaried employment or office in the company or any other company which is its holding company or in which the company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the company or in any company which is a subsidiary undertaking of the company or of any such other company and the families and dependants of any such persons, and also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the company or of any such other company, or of any such persons as aforesaid, and, subject to the Statutes, make payments for or towards the insurance of any such persons as aforesaid, and do any of the matters aforesaid either alone or in conjunction with any such other company.

70        POWER TO PURCHASE INSURANCE
          Without prejudice to the provisions of Article 135 and subject to the Statutes, the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time:-

70.1 directors, officers, employees or auditors of the company or of any other company which is its holding company, or in which the company or such holding company has any interest whether direct or indirect, or which is in any way allied to or associated with the company or such holding company, or of any subsidiary undertaking of the company or of such other company;

70.2 trustees of any pension fund in which employees of the company or of any other such company or subsidiary undertaking are interested; including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported exercise, execution and/or discharge of their powers or duties and/or otherwise in relation to their duties, powers or offices in relation to the company or any other such company, subsidiary undertaking or pension fund.

71        DIRECTORS' INTERESTS IN OFFICES/ARRANGEMENTS

71.1 Subject to the provisions of the Statutes, and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office:-

71.1.1 may be a party to, or otherwise interested in, any contract, transaction or arrangement with the company or in which the company is otherwise interested (including any insurance against any liability purchased or maintained by the company for him or for his benefit);

71.1.2 may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the company or in which the company is otherwise interested;

71.1.3 may hold any other office or place of profit under the company (except that of auditor or auditors of a subsidiary of the company) in conjunction with the office of Director and may act by himself or through his firm in a professional capacity to the company and in any such case on such terms as to remuneration and otherwise as the Directors may arrange either in addition to or in lieu of any remuneration provided for by any other of these Articles; and

71.1.4 shall not, by reason of his office, be accountable to the company for any benefit which he derives from any such office or employment or from any such contract, transaction or arrangement or from any interest in any such body corporate, and no such contract, transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.


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

71.2 A Director who, to his knowledge, is in any way (directly or indirectly) interested in any contract, transaction or arrangement with the company shall declare the nature of his interest at the Directors' meeting at which the question of entering into the contract, transaction or arrangement is first considered if he knows his interest then exists or, in any other case, at the first Directors' meeting after he knows that he is or has become so interested.

71.3      For the purposes of this Article:-

71.3.1 a general notice given to the Directors at a meeting of the Directors that a Director is to be regarded as having an interest, of the nature and extent specified in the notice, in any contract, transaction or arrangement in which a specified person or class of persons is interested, shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

71.3.2 an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

72        EXERCISE OF VOTING POWER
          The Directors may exercise the voting power conferred by the shares in any other company held or owned by the company, or exercisable by them as directors of such other company, in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors or other officers or employees of that company or voting or providing for the payment of remuneration to or the purchase and maintenance of insurance against liability for such officers or employees).


                               EXECUTIVE DIRECTORS

73        APPOINTMENT OF EXECUTIVE DIRECTORS

73.1 The Directors may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of chairman, deputy chairman, managing director or chief executive) on such terms and for such period (subject to the provisions of the Statutes) as they may determine and, without prejudice to the terms of any agreement entered into in any particular case, may at any time revoke or terminate any such appointment.

73.2 The appointment of any Director to any such executive office shall automatically determine if he ceases for any cause to be a Director, but without prejudice to any claim he may have for damages for breach of any agreement between him and the company.

74        POWERS OF EXECUTIVE DIRECTORS
          The Directors may entrust to and confer upon any Director holding any executive office any of the powers, authorities and discretions (with power to sub-delegate) exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.


                     APPOINTMENT AND RETIREMENT OF DIRECTORS

75        NO RETIREMENT BY REASON OF AGE
          Any provisions of the Statutes which, but for this Article, would have the effect of rendering any person ineligible for appointment as a Director or liable to vacate office as a Director on account of his having reached any specified age, or of requiring special notice or any other special formality in connection with the appointment of any Director over a specified age, shall not apply to the company.

76        VACATION OF OFFICE BY DIRECTOR

76.1 Without prejudice to the provisions for retirement (by rotation or otherwise) contained in these Articles, the office of a Director shall be vacated on the occurrence of any of the following events:-

76.1.1 if he ceases to be a Director by virtue of any provision of the Statutes, is removed from office pursuant to these Articles or becomes prohibited by law from acting as a Director;

76.1.2 if, not being an executive Director holding office as such for a fixed term or other minimum period which has not expired, he resigns by notice in writing under his hand left at the Office or tendered at a board meeting;

76.1.3 if, being such an executive Director, he offers in writing to resign and the


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

          Directors resolve to accept such offer;

76.1.4 if he becomes bankrupt, has a receiving order made against him or makes any arrangement or compounds with his creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

76.1.5 if in the United Kingdom or elsewhere an order is made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs, or if he is admitted to hospital pursuant to an application for treatment under the Mental Health Act 1983 or the Mental Health (Scotland) Act 1960 or 1984;

76.1.6 if he is absent from meetings of the Directors for six consecutive months without leave and the Directors resolve that his office be vacated; or

76.1.7 if he is removed from office by notice in writing served upon him signed by all his co-Directors, but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the company and shall have effect without prejudice to any claim for damages for breach of any agreement between him and the company.

76.2 A resolution of the Directors declaring a Director to have vacated office under the terms of this Article shall be conclusive as to the fact and grounds of vacation stated in the resolution.

77        RETIREMENT BY ROTATION

77.1 At each annual general meeting, one-third of the Directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to but not greater than one-third, shall retire from office by rotation, but so that, if there are fewer than three Directors who are subject to retirement by rotation, one shall retire from office.

77.2      In addition to any Director required to retire by rotation under
          Article 77.1 there shall also be required to retire any Director who at an annual general meeting of the Company shall have then been a Director at each of the preceding two annual general meetings of the Company and who was not required to retire by the provisions of the Articles at either such annual general meeting and who has not otherwise ceased to be a Director (whether by resignation, retirement, removal, or otherwise) and been re-elected by the Company in general meeting at or since either such annual general meeting.

78        DIRECTORS TO RETIRE
          Subject to the provisions of the Statutes and of these Articles, the Directors to retire by rotation shall include (so far as necessary to obtain the number required) any Director who wishes to retire and not to offer himself for re-election. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election or appointment, and so that as between persons who became or were last re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the board of Directors at the start of business on the date of the notice convening the annual general meeting notwithstanding any change in the number or identity of the Directors after that time but before the close of the meeting.

79        DEEMED RE-ELECTION
          At the meeting at which a Director retires under any provision of these Articles the company may by ordinary resolution fill the office being vacated by electing thereto the retiring Director or some other person eligible for appointment. In default the retiring Director shall be deemed to have been re-elected unless:-

79.1 at such meeting it is expressly resolved not to fill such office, or a resolution for the re-election of such Director is put to the meeting and lost; or

79.2 such Director has given notice in writing to the company that he is unwilling to be re-elected; or

79.3      the default is due to the moving of a resolution in contravention of
          Article 81.

80        POSITION OF RETIRING DIRECTOR

          The retirement of a Director shall not have effect until the conclusion or adjournment of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost, and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without break.

81        APPOINTMENT OF TWO OR MORE DIRECTORS
          A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any general meeting unless a resolution that it shall be so moved has first been agreed by the meeting without any vote being given against it and any resolution moved in contravention of this Article shall be void.

82        ELIGIBILITY OF NEW DIRECTORS
          No person, other than a Director retiring at the meeting or a person recommended by the Directors, shall be eligible for appointment as a Director at any general meeting unless not less than seven nor more than forty-two days (inclusive of the date on which the notice is given) before the date appointed for the meeting there shall have been lodged at the Office notice in writing, signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given, of his intention to propose such person for appointment and also notice in writing signed by the person to be proposed of his willingness to be appointed and stating all such particulars of him as would, on his appointment, be required to be included in the company's register of directors.

83        REMOVAL BY COMPANY

83.1 In addition to any power of removal conferred by the Statutes, the company may by ordinary resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these Articles or of any agreement between the company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement).

83.2 The company may by ordinary resolution appoint another person in place of a Director so removed from office.

83.3 Any person so appointed shall be treated, for the purpose of determining the time at which he or any other Director is to retire by rotation, as if he had


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

          become a Director on the day on which the Director in whose place he is appointed was appointed or last re-elected a Director.

83.4 In default of such appointment the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

84        POWER OF THE COMPANY TO APPOINT DIRECTORS

          The company may by ordinary resolution appoint any person who is willing to act to be a Director either to fill a casual vacancy or as an additional Director but so that the total number of Directors shall not exceed any maximum number (if any) fixed in accordance with these Articles.

85        POWER OF THE DIRECTORS TO APPOINT DIRECTORS

85.1 The Directors shall have power at any time to appoint any person who is willing to act as a Director either to fill a vacancy or as an addition to the existing Directors but so that the total number of Directors appointed shall not exceed the maximum number (if any) fixed by or in accordance with these Articles.

85.2 Any person so appointed by the Directors shall hold office only until the next annual general meeting and shall then be eligible for re-election, but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.


                               ALTERNATE DIRECTORS

86.1 Any Director (other than an alternate director) may at any time by notice in writing and deposited at the Office, or delivered at a meeting of the Directors, appoint any person (including another Director) to be his alternate director. Such appointment, unless previously approved by the Directors, shall have effect only upon and subject to being so approved.

86.2 A Director may at any time by notice in writing and deposited at the Office, or delivered at a meeting of the Directors, revoke the appointment of his alternate director and, subject to the provisions of Article 86.1, appoint another person in his place. The appointment of an alternate director shall determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases to be a Director; but if a Director retires by rotation or otherwise but is re-appointed or deemed to have been re-appointed at the meeting at which he retires any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his re-appointment.

86.3 An alternate director shall (subject to him giving to the company an address within the United Kingdom at which notices may be served on him) be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present, and generally at such meeting to exercise all the powers, rights, duties and authorities of his appointor as a Director, and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director his voting rights shall be cumulative but he shall count as only one for the purpose of determining whether a quorum is present. If his appointor is for the time being absent from the United Kingdom or temporarily unable to act through ill health or disability, his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor.

86.4 An alternate director shall not be required to hold any shares in the company and shall not be counted in reckoning the maximum number of Directors allowed by these Articles.

86.5 To such extent as the Directors may from time to time determine in relation to any committees of the Directors, the foregoing provisions of Article 86.3 shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member.

86.6 An alternate director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles nor shall he be deemed to be the agent of the Director appointing him, but he shall be an officer of the company and shall alone be responsible to the company for his own acts and defaults.

86.7 An alternate director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director, but he shall not be entitled to receive from the company in respect of his appointment as alternate director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the company from time to time direct.


                               ASSOCIATE DIRECTORS

87.1 The Directors may from time to time appoint any manager or other person in the employment of the company or its holding company or any subsidiary undertaking of the company or of its holding company to be an associate director of the company.

87.2 Any associate director may be removed by resolution of the Directors at any time for any reason and without the giving of any notice in that behalf.

87.3 Until otherwise determined by the company in general meeting, the number of associate directors for the time being shall not exceed six.

87.4 An associate director appointed under this Article shall not be required to hold any shares in the company to qualify him for such office.

87.5 An associate director shall not while he continues to hold office be taken into account in calculating the number to form a quorum at any meeting of the Directors.

87.6 The appointment, continuance in office, removal, powers, duties and remuneration of an associate director shall be determined by the Directors, with full power to make such arrangements as the Directors may think fit.

87.7 An associate director shall not except with and to the extent of the sanction of the Directors:-

87.7.1    have any right of access to the books of the company;

87.7.2 be entitled to receive notice of or to attend at the meetings of the Directors; or

87.7.3 be entitled to participate in any other respect in the exercise of the collective powers or duties of the Directors or to exercise any of the powers or rights of a Director individually under these Articles, provided that no act shall be done by the Directors which would impose any personal liability on any associate director either under the Statutes or otherwise except with his knowledge and consent.


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


87.8 An associate director shall not in any circumstances be entitled to vote at any meeting of the Directors.

                      MEETINGS AND PROCEEDINGS OF DIRECTORS

88        MEETINGS OF DIRECTORS

          Subject to the provisions of these Articles, the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. At any time any Director may, and the Secretary on the requisition of a Director shall, summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of Directors to any Director for the time being absent from the United Kingdom. Notice of a meeting of Directors shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the company for this purpose. Any Director may waive the requirement for notice of any meeting to be given to him and any such waiver may be prospective or retrospective.

89        QUORUM

          The quorum necessary for the transaction of the business of the Directors may be fixed from time to time by the Directors and, unless so fixed at any other number, shall be two. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers, authorities and discretions for the time being vested in or exercisable by the Directors.

90        VOTING

          Questions arising at any meeting of the Directors shall be determined by a majority of votes. In case of an equality of votes the chairman of the meeting shall have a second or casting vote.

91        LIMITATIONS ON VOTING OF INTERESTED DIRECTORS

91.1 Save as herein provided, a Director shall not vote in respect of any resolution of the Directors or a committee of the Directors concerning any contract, transaction, arrangement or any other proposal whatsoever to which the company is or is to be a party and in which he (together with any interest of any person connected with him within the meaning of section 346(2) of the Act) has any material interest, otherwise than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

91.2 Subject to the provisions of the Statutes, a Director shall (in the absence of any interest which, together with any interest of any person connected with him, is a material interest, other than as indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:-

91.2.1 the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of the company or any of its subsidiary undertakings;

91.2.2 the giving of any guarantee, security or indemnity in respect of a debt or obligation of the company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

91.2.3 any contract, transaction, arrangement or proposal concerning an offer of shares or debentures or other securities of or by the company or any of its subsidiary undertakings in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to participate;

91.2.4 any contract, transaction, arrangement or proposal to which the company is or is to be a party concerning any other body corporate in which he (together with any persons connected with him) do not to his knowledge hold an interest in shares (as that term is used in Part VI of the Act) representing one per cent. or more of either any class of the equity share capital or the voting rights in such body corporate;

91.2.5 any contract, transaction, arrangement or proposal for the benefit of the employees of the company or any of its subsidiary undertakings and which does not award any Director any privilege or benefit not generally awarded to the employees to whom such arrangement relates; and

91.2.6 any contract, transaction, arrangement or proposal concerning any insurance against liability which the company is empowered to purchase and/or maintain for or for the benefit of any Directors or group of persons who include Directors.

91.3 Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the company or any body corporate in which the company is interested, such proposals may be divided and considered in relation to each Director separately, and in such case each of the Directors concerned (if not debarred from voting under Article 91.1 or Article 91.2.4 shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

91.4 For the purposes of this Article an interest of a person who is, for the purposes of the Statutes, connected with a Director shall be treated as an interest of the Director and, in relation to an alternate, an interest of his appointor shall be treated as an interest of the alternate in addition to any interest which the alternate otherwise has.

91.5 If any question arises at any meeting as to the materiality of a Director's interest (other than the chairman's interest) or as to the entitlement of any Director (other than the chairman) to vote or be counted in the quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be referred to the chairman of the meeting and his ruling in relation to any such Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned has not been fairly disclosed.

91.6 If any question arises at any meeting as to the materiality of the chairman's interest or as to the entitlement of the chairman to vote or be counted in a quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be decided by resolution of the Directors or committee members present at the meeting (excluding the chairman) whose majority vote shall be final and conclusive except in a case where the nature or extent of the interests of the chairman has not been fairly disclosed.

92        POWERS OF DIRECTORS IF BELOW MINIMUM NUMBER


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          The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Director or Directors may act for the purpose of appointing an additional Director or Directors to make up such minimum or of summoning general meetings, but not for any other purpose. If there be no Director or Directors able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.

93        CHAIRMAN

          The Directors may elect a chairman and deputy chairman and determine the period for which each is to hold office (and may at any time remove either from office). If no chairman or deputy chairman shall have been appointed, or if at any meeting neither be present within thirty minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

94        RESOLUTIONS IN WRITING

          A resolution in writing duly executed by all the Directors for the time being entitled to receive notice of and to vote and to be counted in the quorum of a meeting of Directors, or by all members of a committee of the Directors, shall be as valid and effective as if it had been passed at a meeting of the Directors (or committee, as the case may be,) duly convened and held and may be contained in one document or in several documents in the same terms each executed by one or more Directors. A resolution executed by an alternate director need not also be executed by his appointor.

95        PARTICIPATION BY TELEPHONE

          Any Director or his alternate may validly participate in a meeting of the Directors or a committee of the Directors through the medium of conference telephone or similar form of communication equipment provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting. A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and entitled to vote. Subject to the Statutes, all business transacted in such


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          manner by the Directors or a committee of the Directors shall for the purposes of these Articles be deemed to be valid and effectively transacted at a meeting of the Directors or a committee notwithstanding that fewer than two Directors or alternate directors are physically present at the same place. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

96        DELEGATION TO COMMITTEES

96.1 The Directors may delegate any of their powers, authorities and discretions for such time upon such terms and subject to such conditions as they think fit to committees (with power to sub-delegate) consisting of one or more Director and (if thought fit) one or more other persons co-opted as hereinafter provided. The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Directors generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Directors or by a committee authorised by the Directors.

96.2 Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. The Directors may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Directors in that respect and may from time to time revoke, withdraw, alter or vary all or any of such powers and discharge any such committee in whole or in part.

96.3 Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee, but so that:-

96.3.1 the number of co-opted members shall be less than one-half of the total number of members of the committee; and

96.3.2 no resolution of the committee shall be effective unless a majority of the members of the committee present at the meeting are Directors or alternate directors.

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97        PROCEEDINGS OF COMMITTEES

          The meetings and proceedings of any such committee consisting of two or more members shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last preceding Article.

98        VALIDITY OF PROCEEDINGS OF DIRECTORS AND COMMITTEES

          All acts done by any meeting of Directors, or of any such committee, or by any person acting as a Director, alternate director or as a member of any such committee, shall as regards all persons dealing in good faith with the company, notwithstanding that there was some defect in the appointment of any of the persons acting as aforesaid or that any such persons were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, alternate director or member of the committee and had been entitled to vote.

                                BORROWING POWERS

99.1 The Directors may exercise all the powers of the company to borrow money and to mortgage or charge all or any part of its undertaking, property, assets (present and future) and uncalled capital, and, subject to the provisions of the Statutes, to create and issue debenture and other loan stock and debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the company or of any third party.

99.2 The Directors shall restrict the borrowings of the company and exercise all voting and other rights and powers of control exercisable by the company in relation to its subsidiary undertakings, so as to secure (so far, as regards subsidiary undertakings, as by such exercise they can secure) that the aggregate principal amount (together with any fixed or minimum premium payable on final repayment or redemption) at any one time remaining outstanding of all moneys borrowed by the "GROUP" (which expression in this Article means and includes the company and its subsidiary undertakings from time to time) and from time to time owing to persons outside the Group shall not at any time, without the previous sanction of an ordinary resolution of the


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          company, exceed an amount equal to three times the Adjusted Capital and Reserves.

99.3 For the purposes of this Article the "ADJUSTED CAPITAL AND RESERVES" means a sum equal to the aggregate from time to time of:-

99.3.1 the amount paid up or credited as paid up on the allotted or issued share capital of the company; and

99.3.2 the amount standing to the credit of the consolidated capital and revenue reserves (including, without limitation, any share premium account, capital redemption reserve and revaluation reserve and after adding thereto or deducting therefrom any balance standing to the credit or debit of the profit and loss account) of the company and its subsidiary undertakings; all as shown in the relevant balance sheet and adjusted in accordance with Article 99.4.

99.4 The sum equal to the aggregate amounts of the capital and reserves calculated in accordance with Article 99.3 shall:-

99.4.1 be adjusted as may be appropriate to reflect any variation since the date of the relevant balance sheet in the amount of the paid up or credited as paid up share capital, in the amount standing to the credit of such reserves (other than variations in the profit and loss account arising from normal trading) and in interests in subsidiary undertakings;

99.4.2 be adjusted to take account of any subsidiary undertaking the balance sheet of which was not consolidated with the relevant balance sheet;

99.4.3 exclude therefrom such amounts, if any, as are attributable to the proportion of the issued equity share capital of any subsidiary undertaking which is not attributable directly or indirectly to the company;

99.4.4 exclude therefrom (if not otherwise taken into account) any sum set aside for taxation (including deferred taxation), other than sums set aside in respect of taxation equalisation;

99.4.5 have deducted therefrom the amount of any distribution declared, recommended or made by any member of the Group to any person other than a member of the Group out of profits earned down to and including the date of and not provided for in the relevant balance sheet;

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99.4.6    have deducted therefrom any amounts attributable to goodwill (other than goodwill arising only on consolidation) and other intangible assets shown in the relevant balance sheet; and

99.4.7 be calculated after making such other adjustments (if any) as the Auditors consider appropriate.

99.5 For the purposes of this Article 99 the following shall (except in so far as otherwise taken into account) be deemed to be included in the expression "MONEYS BORROWED":-

99.5.1 the nominal or principal amount of any share capital, moneys borrowed or other indebtedness of any person or body, whether corporate or unincorporate, the beneficial interest in which or the right to repayment of which is not for the time being owned by, but the repayment of which is guaranteed or secured by or is the subject of an indemnity given by, a member of the Group;

99.5.2 the principal amount raised by any member of the Group by acceptances or under any acceptance credit opened on its behalf and in its favour by any bank or acceptance house (not being acceptances or acceptance credits in relation to the purchase of goods or service in the ordinary course of trading the amounts raised under which are to remain outstanding after acceptance for not more than 180 days);

99.5.3 the principal amount from time to time owed in respect of any loan capital or other debenture of any member of the Group, whether issued in whole or in part for cash or otherwise owned otherwise than by a member of the Group;

99.5.4 the nominal amount of any issued share capital of any subsidiary undertaking (not being equity share capital which as regards capital has rights no more favourable than those attached to its ordinary share capital) not for the time being beneficially owned by the company or another subsidiary undertaking which is wholly owned by a member of the Group;

99.5.5 any fixed or minimum premium payable on final repayment of any moneys borrowed (but so that any premium payable on final repayment of an amount not to be taken into account as moneys borrowed shall not be taken into account); and

99.5.6 amounts raised under any transaction (including, without limitation, forward


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          sale or purchase agreements) having the commercial effect of borrowings entered into to enable the finance of operations or capital requirements.

99.6      For the purposes of this Article 99:-

99.6.1 moneys borrowed or raised by any member of the Group, and intended to be applied within six months of first being so borrowed or raised in repaying moneys borrowed by any member of the Group, shall, pending such application or the expiry of such period whichever shall be the earlier, be deemed not to be moneys borrowed;

99.6.2 such proportion of the borrowings of any partly-owned subsidiary as that part of its issued and paid-up equity share capital which is not beneficially owned, directly or indirectly, by any member of the Group bears to the whole of its issued and paid-up equity share capital shall be deemed not to be moneys borrowed; such proportion of the borrowings of any member of the Group from any partly-owned subsidiary as that part of such partly-owned subsidiary's issued and paid-up equity share capital which is not beneficially owned, directly or indirectly, by any member of the Group bears to the whole of its issued and paid-up equity share capital shall be deemed to be moneys borrowed;

99.6.3 moneys borrowed by any member of the Group from bankers or others for the purpose of financing any contract in respect of which any part of the price receivable under the contract by that or any other member of the Group is guaranteed or insured to an amount not exceeding that part of the price receivable under the contract which is so guaranteed or insured, shall be deemed not to be moneys borrowed;

99.6.4 moneys borrowed shall not include any moneys borrowed which are for the time being deposited with H.M. Customs & Excise or other body, or equivalent body in any part of the world, designated by any relevant legislation or order in connection with import deposits or any similar governmental scheme to the extent that the member of the Group making such deposit retains its interest therein;

99.6.5 an amount equal to the amount of moneys borrowed by an undertaking which becomes a subsidiary undertaking of the company after the date of adoption of


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          these Articles, and which are outstanding at the date when such undertaking becomes a subsidiary undertaking, shall for the period of six months from the date of such event be deemed not to be moneys borrowed;

99.6.6 an amount equal to the amount secured on an asset immediately after it was acquired by a member of the Group, shall for the period of six months from the date of such event be deemed not to be monies borrowed;

99.6.7 any undertaking which it is proposed shall become or cease to be a subsidiary undertaking of the company contemporaneously with any relevant transaction shall be treated as if it had already become or ceased to be a subsidiary undertaking;

99.6.8 for the avoidance of doubt, amounts prospectively payable for the hire or lease of movable or immovable property shall not be deemed to be moneys borrowed notwithstanding that a capital amount in respect of such amounts may be included as a liability in the balance sheet;

99.6.9 when the aggregate amount of moneys borrowed required to be taken into account for the purposes of this Article 99 on any particular day is being ascertained, any such moneys denominated or repayable in a currency other than sterling shall be translated for the purpose of calculating the sterling equivalent either at the rate of exchange used for the conversion of that currency in the relevant balance sheet or, if no rate was used, at the middle market rate of exchange prevailing at the close of business on that day in London or, where the repayment of such monies is expressly covered by a forward purchase contract, currency option, back-to-back loan, swap or other arrangements taken out and entered into to reduce the risk associated with fluctuation in exchange rates, the rate of exchange specified in that document; and

99.6.10 no moneys borrowed shall be included in the same calculation more than once.

99.7 For the purposes of this Article 99 "RELEVANT BALANCE SHEET" means the latest audited consolidated balance sheet and profit and loss account of the Group or, where the company has no subsidiary undertakings, it means the latest audited balance sheet and profit and loss account of the company or, where the company has subsidiary undertakings but there are no consolidated accounts of


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          the Group, it means either the respective latest balance sheets and profit and loss accounts of the companies comprising the Group or, if any, the pro-forma consolidated balance sheet of the Group as included in any listing particulars delivered to the registrar of companies.

99.8 A certificate or report by the Auditors as to the amount of the Adjusted Capital and Reserves or the amount of moneys borrowed, or to the effect that the limit imposed by this Article 99 has not been or will not be exceeded at any particular time or times, shall be conclusive evidence of such amount or fact for the purposes of this
          Article 99. Nevertheless, the Directors may at any time act in reliance on a bona fide estimate of the amount of the Adjusted Capital and Reserves and if in consequence the limit on borrowings set out in this Article 99 is inadvertently exceeded, an amount borrowed equal to the excess may be disregarded until 90 days after the date on which by reason of a determination of the Auditors or otherwise the Directors become aware that such a situation has or may have arisen.

99.9 No lender or other person dealing with the company shall be concerned to see or enquire whether the limit contained in this Article 99 is observed. No debt incurred in excess of such limit shall be invalid and no security given for the same shall be invalid or ineffectual, except in the case of express notice to the lender or the recipient of the security, at the time when the debt was incurred or security given, that the limit hereby imposed had been, or would thereby be, exceeded.


                               POWERS OF DIRECTORS

100       GENERAL POWERS OF DIRECTORS

100.1 The business of the company shall be managed by the Directors, who may exercise all such powers of the company as are not by the Statutes or by the memorandum of association of the company from time to time or by these Articles required to be exercised by the company in general meeting, subject nevertheless to any regulations, not being inconsistent with the Statutes or the memorandum of association of the company from time to time or these Articles, as may be prescribed by special resolution of the company.

100.2 No regulation so made by the company and no alteration of the memorandum


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          of association or of these Articles shall invalidate any prior act of the Directors which would have been valid if such alteration or regulation had not been made.

100.3 The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

101       LOCAL MANAGEMENT
          The Directors may, from time to time and at any time, establish any local or divisional boards or agencies for managing any of the affairs of the company and may appoint any persons to be members of such local or divisional board, or any managers or agents, and may fix their remuneration. The Directors may, from time to time and at any time, delegate to any local or divisional board, manager or agent so appointed any of its powers, authorities and discretions with power to sub-delegate (other than their power to make calls, forfeit shares, borrow money or allot or issue shares or debentures) and may authorise the members for the time being of any such local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies; and any such appointment or delegation may be made for such time, on such terms and subject to such conditions as the Directors may think fit. The Directors may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Directors in that respect and may from time to time revoke, withdraw, alter or vary all or any of such powers and, subject to any terms and conditions expressly imposed by the Directors, the proceedings of any local or divisional board or agency with two or more members shall be governed by such of these Articles as regulate the proceedings of the Directors, so far as they are capable of applying.

102       POWER OF ATTORNEY
          The Directors may by power of attorney or otherwise appoint any person or persons to be the agent of the company and may delegate to any such person or persons any of its powers, authorities and discretions (with power to sub-delegate) in each case for such purposes and for such time, upon such terms and subject to such conditions as they think fit. Such appointment may, if the Directors think fit, be made in favour of the members or any of the


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          members of any local or divisional board, or in favour of any body corporate or of the members, directors, nominees or managers of any body corporate or unincorporate or otherwise in favour of any fluctuating body of persons, whether nominated directly or indirectly by the Directors and any such power of attorney may contain such powers for the protection or convenience of persons dealing with such attorney as the Directors may think fit. The Directors may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Directors in that respect and may from time to time revoke, withdraw, alter or vary all or any of such powers.


                                    SECRETARY

103.1 Subject to the Act, the Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any agreement between him and the company. If thought fit two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they may think fit, one or more assistant or deputy secretaries. Anything required or authorised to be done by or to the Secretary may, if the Secretary is incapable of acting, be done by or to any assistant or deputy secretary.

103.2 Any provision of the Statutes or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.


                           SEAL AND EXECUTION OF DEEDS

104.1 The Directors shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the authority of a resolution of the Directors or of a committee authorised by the Directors in that behalf.

104.2 Every instrument to which either shall be affixed shall be signed autographically by one Director and the Secretary or by two Directors, save that as regards any certificates for shares or debentures or other securities of the company the Directors may by resolution determine that such signatures or


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          either of them shall be dispensed with or affixed by some method or system of mechanical signature or may be printed thereon.

104.3 The Securities Seal shall be used only for sealing securities issued by the company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Securities Seal need not be signed or, if signed, any signature may be affixed by some method or system of mechanical signature or may be printed thereon.

104.4 Where the Statutes so permit, any instrument signed by one Director and the Secretary or by two Directors and expressed to be executed by the company shall have the same effect as if executed under the Seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended by the person or persons making it to have effect as a deed without the authority of a resolution of the Directors or of a committee authorised by the Directors in that behalf.


                           AUTHENTICATION OF DOCUMENTS

105.1 Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the company and any resolutions passed by the company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the company, and to certify copies thereof or extracts therefrom as true copies or extracts.

105.2 A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of proceedings at a duly constituted meeting.


                                    RESERVES

106 Subject to the provisions of the Statutes, the Directors may from time to time set aside out of the profits of the company and carry to reserve such sums as they think proper which, at the discretion of the Directors, may be applied for any purpose to which the profits of the company may properly be applied and,


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          pending such application, may either be employed in the business of the company or be invested. The Directors may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits.


                                    DIVIDENDS

107       DECLARATION OF DIVIDENDS
          Subject to the provisions of the Statutes and of these Articles, the company may by ordinary resolution declare dividends to be paid to the members according to their respective rights and interests in the profits of the company, but no such dividend shall exceed the amount recommended by the Directors.

108       FIXED AND INTERIM DIVIDENDS
          Subject to the provisions of the Statutes, if and so far as in the opinion of the Directors the profits of the company justify such payments, the Directors may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time declare and pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

109       INTERIM DIVIDENDS
          If the share capital is divided into different classes, the Directors may pay interim dividends on shares which rank after shares conferring preferred rights with regard to dividends as well as on shares with preferred rights, unless at the time of payment any preferential dividend is in arrear and, provided the Directors act in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of any interim dividend on any shares ranking after those with preferred rights.

110       ENTITLEMENT TO DIVIDENDS
          Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not


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          fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

111       PROFITS AVAILABLE FOR DISTRIBUTION
          No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.

112       DIVIDENDS BEAR NO INTEREST
          No dividend or other moneys payable by the company on or in respect of a share shall bear interest as against the company unless otherwise provided by the rights attached to the shares.

113       CALLS OR DEBTS MAY BE DEDUCTED FROM DIVIDENDS
          The Directors may deduct from any dividend or other moneys payable to any member on or in respect of a share all sums of money (if any) presently payable by him to the company on account of calls or otherwise in relation to shares of the company.

114       RETENTION OF DIVIDEND
          The Directors may retain any dividend or other moneys payable on or in respect of a share on which the company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

115       WITHHOLDING OF DIVIDEND ON TRANSMISSION
          The Directors may defer payment of any dividend payable on or in respect of a share in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such share or shall transfer the same.

116       WAIVER OF DIVIDEND
          The waiver, in whole or in part, of any dividend on any share by any document (whether or not executed as a deed) shall be effective only if such document is


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          signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder) and delivered to the company and if and to the extent that the same is accepted as such or acted upon by the company.

117       UNCLAIMED DIVIDENDS
          All unclaimed dividends, interest or other sums payable may be invested or otherwise made use of by the Directors for the benefit of the company until claimed. The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the company a trustee in respect thereof and any dividend unclaimed after a period of twelve years from the date of declaration of such dividend shall be forfeited and shall revert to the company.

118       UNCASHED DIVIDENDS
          If cheques, warrants or orders for dividends or other moneys payable in respect of a share sent by the company to the person entitled to it are returned to the company or left uncashed on two consecutive occasions the company shall not be obliged to send any dividends or other moneys payable in respect of that share due to that person until he notifies the company of an address to be used for the purpose.

119       PAYMENT OF DIVIDENDS IN SPECIE
          The company may, upon the recommendation of the Directors, by ordinary resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other body corporate) and the Directors shall give effect to such resolution, and, where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates (or ignore fractions), may fix the value for distribution of such specific assets or any part thereof, may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

120       METHOD OF PAYMENT OF DIVIDENDS
          Any dividend or other moneys payable in cash on or in respect of a share may


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          be paid by cheque or warrant sent through the post to the registered address of the member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder or otherwise by operation of law, to any one of such persons) or to such person at such address as such member or person or persons may by writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct, and payment of the cheque or warrant by the banker upon whom it is drawn shall be a good discharge to the company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. In addition, any such dividend or other sum may be paid by any bank or other funds transfer system, or such other means and to or through such person as the holder or joint holders may in writing direct, and the company shall have no responsibility for any sums lost or delayed in the course of any such transfer or where it has acted on any such directions.

121       RECEIPT OF DIVIDENDS
          If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

122       RECORD DATE FOR DIVIDENDS
          Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares, the Directors may fix a date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time within six months before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.


                     CAPITALISATION OF PROFITS AND RESERVES

123. The Directors may with the authority of an ordinary resolution of the company:-

123.1 subject as hereinafter provided, resolve to capitalise any amount standing to


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          the credit of the profit and loss account of the company not required for paying any preferential dividend (whether or not they are available for distribution) or any amount standing to the credit of the company's share premium or capital redemption reserve;

123.2 appropriate the sum resolved to be capitalised to the holders of the ordinary shares in proportion to the nominal amounts of the ordinary shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if those shares were fully paid and that sum were then distributable and it were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively or in paying up in full unissued shares or debentures of the company of a nominal amount equal to that sum and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but the share premium account, the capital redemption reserve and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to holders of the ordinary shares credited as fully paid;

123.3 resolve that any shares so allotted to any member in respect of a holding by him of any ordinary shares which are not fully paid shall rank for dividend only to the extent that the latter shares rank for dividend;

123.4 where any difficulty arises with regard to any distribution of any capitalised reserve or other sum, settle the matter as they think expedient and, in particular, make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this Article in fractions (including provision for fractional entitlements to be disregarded or the benefit thereof to accrue to the company rather than to the members otherwise entitled thereto); and

123.5 authorise any person to enter on behalf of all the members concerned into an agreement with the company providing for either:-

123.5.1 the allotment to them respectively, credited as fully paid, of any shares or


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          debentures to which they are entitled upon such capitalisation; or

123.5.2 the payment up by the company on behalf of such members by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts or any part of the amounts remaining unpaid on their existing shares, any agreement made under such authority being binding on all such members.


                           PAYMENT OF SCRIP DIVIDENDS

124.1 Without prejudice to the provisions of Articles 57, 107 and 108, the Directors may offer members (or holders of a particular class of shares) the right to elect to receive shares of that class credited as fully paid, in whole or in part, instead of cash in respect of all or any part of such dividend or dividends as may be declared by the company pursuant to Article 107 or, as the case may be, by the Directors pursuant to Article 108, subject to such exclusions or restrictions as the Directors may, in their absolute discretion, deem necessary or desirable in relation to compliance with legal or practical problems under the laws of any territory or the requirements of any recognised regulatory body or any stock exchange in any territory.

124.2     The following provisions shall apply in such circumstances:-

124.2.1 the Directors shall not exercise their powers under this Article 124 in respect of a particular dividend or dividends unless the company by ordinary resolution has authorised the exercise of those powers in respect of that dividend or dividends or in respect of dividends (including that dividend or dividends) to be declared or paid during or in respect of a specified period, which period may not end later than the beginning of the annual general meeting next following the date of the meeting at which the ordinary resolution is passed;

124.2.2 the basis of allotment of shares shall be determined by the Directors so that, as nearly as may be considered convenient without involving any rounding up of fractions, the Relevant Value (as determined below) of the new shares to be allotted instead of any cash dividend shall be as nearly as possible equal to (but not more than) such cash amount (disregarding any associated tax credit). For the purpose of this
          Article 124, the Relevant Value shall be calculated by


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          reference to the average of the last prices of the company's shares as derived from the Daily Official List of the London Stock Exchange on the business day on which the shares are first quoted "ex" the relevant dividend and the four subsequent business days or shall be determined by or in accordance with the ordinary resolution. A certificate or report by the Auditors as to the amount of the Relevant Value in respect of any dividend shall (if the Directors determine such certificate or report to be necessary in the circumstances) be conclusive evidence of that amount and on giving such a certificate or report the Auditors may rely on advice or information from brokers or other sources of information as they think fit;

124.2.3   no member may receive a fraction of a share;

124.2.4 the Directors may make such arrangements as they consider necessary or expedient in relation to any offer to be made pursuant to this Article 124 and, without prejudice to the foregoing, the Directors shall, after determining the basis of allotment, notify the members in writing of any right of election offered to them and shall send forms of election (whether in respect of a particular dividend or dividends generally) and specify the procedure to be followed for making or revoking such elections and the place at which, and the latest time by which, duly completed forms of election and any other relevant document must be lodged in order to be effective;

124.2.5 the dividend (or that part of a dividend in respect of which a right of election has been offered) shall not be payable on shares in respect of which an election has been duly made ("ELECTED SHARES") and instead new shares of the relevant class shall be allotted to the holders of the Elected Shares on the basis of allotment calculated as stated in Article 124.2.2. For such purpose, the Directors shall capitalise out of such of the amounts standing to the credit of the company's reserves (including any share premium account or capital redemption reserve), or out of any of the profits which could otherwise have been applied in paying dividends in cash as the Directors may determine, a sum equal to the aggregate nominal amount of the new shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of


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          the Elected Shares on such basis;

124.2.6 the new shares so allotted shall be allotted as of the record date for the dividend in respect of which the right of election has been offered and shall rank pari passu in all respects with the fully paid shares of that class then in issue save only as regards participation in the dividend in place of which they were allotted;

124.2.7 the Directors may do all acts and things considered necessary or expedient to give effect to the allotment and issue of any shares in accordance with the provisions of this Article 124 and may authorise any person to enter on behalf of all the members concerned into an agreement with the company providing for such allotment and incidental matters, any agreement made under such authority being binding on all such members;

124.2.8 for the avoidance of doubt, every duly effected election shall be binding on every successor in title to the Elected Shares (or any of them) of the member or members who have effected the same.


                                    ACCOUNTS

125.1 Accounting records sufficient to show and explain the company's transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit, and shall at all times be open to inspection by the Directors and officers of the company. Subject as aforesaid no member of the company or other person shall have any right of inspecting any account, book or document of the company except as conferred by the Statutes or ordered by a court of competent jurisdiction or authorised by the Directors or the company in general meeting.

125.2 A copy of every balance sheet and profit and loss account and every Directors' and auditors' report on the same which is to be laid before a general meeting of the company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than twenty-one clear days before the date of the meeting be sent to every member of, and every holder of debentures of, the company and to every other person who is entitled to receive notices of meetings from the company under the provisions of the Statutes or of these Articles, save that the company may send a summary


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          financial statement to members of the company instead of its full accounts and report as permitted by the Statutes.

125.3     This Article shall not require a copy of the documents referred to in
          Article 125.2 to be sent to any member to whom a summary financial statement is sent in accordance with the Statutes and provided further that this Article shall not require a copy of such documents to be sent to more than one of joint holders or to any person of whose address the company is not aware.

125.4 Any member or holder of debentures to whom a copy of such documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

125.5 If all or any of the shares or debentures of the company shall for the time being be listed or traded on the London Stock Exchange, there shall be forwarded to the appropriate officer of the London Stock Exchange such number of copies of such documents as may for the time being be required under its regulations or practice.


                                    AUDITORS

126.1 Subject to the provisions of the Statutes, all acts done by any persons acting as Auditors shall, as regards all persons dealing in good faith with the company, be valid, notwithstanding that there was some defect in their appointment or that they were at the time of their appointment not qualified for appointment or subsequently became disqualified.

126.2 The Auditors shall be entitled to attend all general meetings, to receive all notices of and other communications relating to any general meeting which any member is entitled to receive, and to be heard at any general meeting on any part of the business of the meeting which concerns them as auditors.

126.3 Pursuant to the provisions of the Statutes, the Auditors shall have the right of access at all times to the company's books, accounts and vouchers and shall be entitled to require from officers of the company any such information and explanation as they think necessary for the performance of their duties as auditors.


                                     NOTICES

127       SERVICE OF NOTICE ON MEMBERS


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127.1             Any notice or document (including a share certificate) may be served on or delivered to any member by the company either personally or by sending it through the post in a prepaid cover addressed to such member at his registered address, or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the company as his address for the service of notices, or by delivering it to such address addressed to the member.
127.2 Subject to the provisions of the Statutes, where a notice or other document addressed to a member at his registered address or address for service in the United Kingdom is served or sent by post, service or delivery shall be deemed to be given on the first day following that on which the same is posted if prepaid as first class and on the second day after it is posted if prepaid as second class and in proving such service it shall be sufficient to prove that the envelope containing such note or document was properly addressed, prepaid and posted.
127.3 Any notice or document left at a registered address or address for service in the United Kingdom shall be deemed to have been served or delivered on the day it was so left.
127.4 A member present in person or by proxy at any meeting of the company or of the holders of any class of shares in the company shall be deemed to have received due notice of the meeting and, where requisite, of the purposes for which it was called.
127.5 Any notice given to that one of the joint holders of a share whose name stands first in the Register in respect of the share shall be sufficient notice to all the joint holders in their capacity as such. For such purpose a joint holder having no registered address in the United Kingdom and not having supplied an address within the United Kingdom for the service of notices, shall be disregarded.
127.6 A member who (having no registered address within the United Kingdom) has not supplied to the company an address within the United Kingdom for the service of notices shall not be entitled to receive notices from the company.
127.7 Nothing in these Articles shall affect any requirement of the Statutes that any


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                  particular offer, notice or other document be served in any particular manner.
128               NOTICE IN CASE OF DEATH OR BANKRUPTCY OR MENTAL DISORDER
128.1             A person entitled to a share in consequence of the death or bankruptcy of a member, or otherwise by operation of law, upon supplying to the company such evidence as the Directors may reasonably require to show his title to the share and upon supplying also an address within the United Kingdom for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the member but for his death or bankruptcy or other event would be entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.
128.2             Until an address has been supplied in accordance with Article
                  128.1, any notice or document delivered or sent by post to or left at the address of any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt, and whether or not the company have notice of his death or bankruptcy, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first-named joint holder.
129               NOTICE BY ADVERTISEMENT
                  If at any time by reason of the suspension or curtailment of postal services within the United Kingdom, or other circumstances beyond the company's control, the company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised on the same date in at least one United
                  Kingdom national daily newspaper and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisements appear. In any such case the company shall send confirmatory copies of the notice by post if at least seven clear days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.
130               NOTICE BINDING ON TRANSFEREES ETC
                  Every person who, by operation of law, by transfer(s) or by any other means


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                  becomes entitled to a share shall be bound by any notice in respect of that share (other than a notice served by the company under section 212 of the Act) which, before his name is entered in the Register, has been duly served on or delivered to a person from whom he derives his title.
                              UNTRACED SHAREHOLDERS
131.1 The company shall be entitled to sell at the best price reasonably obtainable any share in the company of a member or to which a person is entitled by transmission if and provided that:-

131.1.1 for a period of not less than 12 years (throughout which period the share shall have been in issue) at least three cash dividends in respect of the share in question have become payable and no cheque, order or warrant sent by the company through the post in a prepaid envelope addressed to the member or to the person entitled by transmission to the share at his address on the Register, or at his last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent, has been cashed or the payment been satisfied by the transfer of funds to a designated bank account and no communication has been received by the company that would enable the company to trace such member or the person entitled by transmission and no dividend has been claimed by the person entitled to it;
131.1.2 the company has at the expiration of the period of 12 years referred to in Article 131.1.1 by advertisement in both a national daily newspaper and a newspaper circulating in the area in which the last known address of the member or the person entitled by transmission is located given notice of its intention to sell such share;
131.1.3 the company has not, during the further period of 3 months after the date of the advertisements (or the later advertisement if the two advertisements are published on different dates) and prior to the exercise of the power of sale, received any communication that would enable the company to trace such member or person entitled by transmission; and
131.1.4 if any shares of the company are listed or traded on the London Stock Exchange, the company has first given notice in writing to the London Stock Exchange of its intention to sell such share.


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


131.2 To give effect to any such sale the Directors may appoint any person to execute as transferor an instrument of transfer of such share, and such instrument of transfer shall be as effective as if it had been executed by the registered holder of, or person entitled by transmission to, such share. The purchaser shall not be bound to see to the application of the purchase money and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings in reference to the sale.
131.3 The company shall account to the member or other person entitled to such share for the net proceeds of such sale and shall be deemed to be his debtor, and not a trustee for him, in respect of the same.
131.4 Until accounted for to the member or other person entitled to such share the net proceeds of sale shall be carried to a separate account and shall be a permanent debt of the company. Monies carried to such separate account may for the benefit of the company either be employed in the business of the company or invested in such investments (other than shares of the company or its holding company if any) as the Directors may from time to time think fit. No interest shall be payable in respect of such moneys and the company shall not be required to account for any money earned on them.
131.5             If during the period of not less than 12 years referred to in
                  Article 131.1.1 or during any period ending on the date when all requirements of Article 131.1 have been satisfied any additional shares have been issued in right of those held at the beginning of, or previously so issued during, such periods and all the requirements of Article 131.1 have been satisfied in regard to such additional shares, the company shall also be entitled to sell the additional shares.
                                     MINUTES
132 The Directors shall cause minutes to be made in books kept for the purpose:- 132.1 of all appointments of officers made by the Directors; and 132.2 of all proceedings at meetings of the company, of the holders of any class of shares in the company, of the Directors and of committees of the Directors, including the names of the Directors present at each such meeting. Any such minutes, if purporting to be signed by the chairman of the meeting to


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


                  which they relate or of the meeting at which they are read, shall be sufficient evidence without any further proof of the facts stated therein.
                                   WINDING UP
133.1 The Directors shall have power in the name and on behalf of the company to present a petition to the Court for the company to be wound up.
133.2 If the company shall be wound up (whether the liquidation is voluntary, under supervision, or by the court) the liquidator may, with the authority of an special resolution and any other sanction required by law, divide among the members in specie or in kind the whole or any part of the assets of the company, whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and determine how such division shall be carried out as between the members or different classes of members. Any such division may be otherwise than in accordance with the existing rights of the members, but if any division is resolved otherwise than in accordance with such rights, the members shall have the same right of dissent and consequential rights as if such resolution were a special resolution passed pursuant to section 110 of the Insolvency Act 1986.
133.3 The liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of members as the liquidator with the like authority shall think fit, and the liquidation of the company may be closed and the company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.
133.4 A special resolution sanctioning a transfer or sale to another company duly passed pursuant to section 110 of the Insolvency Act 1986 may in the like manner authorise the distribution of any shares or other consideration receivable by the liquidator among the members otherwise than in accordance with their existing rights and any such determination shall be binding on all the members, subject to the right of dissent and consequential rights conferred by section 111 of that Act.


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


                            DESTRUCTION OF DOCUMENTS
134.1             The company may destroy:-
134.1.1 any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;
134.1.2 any mandate for the payment of dividends or other moneys or any variation or cancellation of the same or any notification of change of name or address at any time after the expiry of two years from the date such mandate, variation, cancellation or notification was recorded by the company;
134.1.3 any instrument of transfer of shares (including any document constituting the renunciation of an allotment of shares) which has been registered at any time after the expiry of six years from the date of registration; and
134.1.4 any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry in the Register was first made in respect of it.
134.2 It shall be presumed conclusively in favour of the company that every share certificate so destroyed was a valid certificate validly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the company, provided always that:-
134.2.1 the provisions of this Article 134 shall apply only to the destruction of a document in good faith and without express notice to the company that the preservation of such document was relevant to a claim;
134.2.2 nothing contained in this Article 134 shall be construed as imposing upon the company any liability in respect of the destruction of any such document earlier than provided for in this Article or in any case where the conditions of this Article are not fulfilled; and
134.2.3 reference in this Article to the destruction of any document includes references to its disposal in any manner.

                                   INDEMNITY

135. Subject to the provisions of, and so far as may be permitted by, the Statutes, but without prejudice to any indemnity to which he may otherwise be entitled,



                  every Director, alternate director, Auditor, Secretary or other officer of the company shall be entitled to be indemnified by and out of the assets of the company against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or in the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted, or alleged to have been done or omitted, by him as an officer or employee of the company and in which judgement is given in his favour (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted, or in connection with any application under any statute for relief from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company in which relief is granted to him by any court of competent jurisdiction.



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                       NAMES AND ADDRESSES OF SUBSCRIBERS

1.  /s/ Barry John Muncaster



2. /s/ Robert Graham Mason Hind







Dated this 12th  day of  December, 2002;


Witness to the above signatures:

/s/ Elizabeth Edwards




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